Exhibit 4.4
EXELIS SALARIED INVESTMENT AND SAVINGS PLAN
(As Amended and Restated Effective October 31, 2011)

EXELIS SALARIED INVESTMENT AND SAVINGS PLAN
(As Amended and Restated Effective October 31, 2011)
ARTICLE 1
INTRODUCTION AND PURPOSE
The ITT Investment and Savings Plan for Salaried Employees (the “ISP”) was established effective April 1, 1974 by ITT Corporation for the benefit of certain salaried employees. The ISP was subsequently renamed the ITT Salaried Investment and Savings Plan.
The ISP was amended and restated effective November 27, 2001, to convert a portion of the ISP into an employee stock ownership plan (“ESOP”) within the meaning of Section 4975(e)(7) of the Internal Revenue Code (the “Code”). Effective January 1, 2007, the ESOP was amended to include only amounts invested in ITT Corporation stock.
The ISP was amended and restated, effective as of January 1, 2002, to reflect certain design and administrative changes and to conform the ISP to certain legislative and regulatory changes that went into effect since the prior restatement.
The ISP was last amended and restated, generally effective January 1, 2010. That restatement incorporated all amendments adopted to the ISP since its prior restatement and was intended to reflect then current law and regulations including but not limited to the Economic Growth and Tax Relief Reconciliation Act of 2002 (“EGTRRA”); the Pension Protection Act of 2006 (“PPA”); the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”); and the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”), to the extent applicable and effective as of the date of that restatement.
Effective October 31, 2011, ITT Corporation restructured into three separate publicly traded companies named ITT Corporation, Exelis Inc., and Xylem Inc. In connection with the restructuring, sponsorship of the ISP was transferred to Exelis Inc. Also in connection with the restructuring, ITT Corporation and Xylem Inc. each established new profit sharing plans with cash or deferred arrangements and employee stock ownership plan features. Assets in the ISP attributable to members who became employees of ITT Corporation and Xylem Inc. on October 31, 2011 were transferred to the new plans of ITT Corporation and Xylem Inc. as applicable. Assets in the ISP attributable to members who became employees of Exelis Inc. remained in the ISP and were transferred to the trust established by excels Inc. in connection with its becoming the sponsor of the ISP.
The ISP is hereby renamed the Exelis Salaried Investment and Savings Plan (hereinafter referred to as the “Plan”) and is hereby amended and restated effective October 31, 2011 as contained in this Plan document. This Plan shall constitute a successor plan to the ISP.
The Plan is intended to constitute a profit sharing plan with an employee stock ownership plan (“ESOP”) feature within the meaning of Section 4975(e) of the Code and a cash or deferred arrangement within the meaning of Section 401(k) of the Code. The portion of the Plan intended to qualify as an ESOP is designed to invest primarily in qualifying employer securities as such term is defined in Section

4975(e)(8) of the Code and is intended to comply with the distributions requirements of Section 409(o) of the Code.
The provisions of the Plan as amended and restated herein are conditioned upon the Plan’s qualification under Section 401(a) of the Code and Company contributions being deductible under Section 404 of the Code. It is further intended that the Plan also conform to the requirements of Title I of ERISA and that the Trust be qualified under Section 501 of the Code.

ARTICLE 2
DEFINITIONS
2.1	“Accounts” shall mean, with respect to any Member or Deferred Member, his After-Tax Account, Before-Tax Account, Company Floor Account, Company Matching Account, Prior ESOP Account, Prior Plan Account, and Rollover Account.

2.2	“Actual Contribution Percentage” shall mean, with respect to a specified group of Employees referred to in Section 4.6, the average of the ratios, calculated separately for each Employee in that group, of:
(a)	the sum of the After-Tax Savings and Company Matching Contributions (excluding Company Matching Contributions forfeited under Section 4.1 or 4.6) made for a Plan Year to

(b)	the Employee’s Statutory Compensation for a Plan Year
provided, however, that only Company Matching Contributions that are permitted to be taken into account under applicable Treasury Regulations for purposes of the test described in Section 4.6 shall be taken into account for purposes of calculating the Actual Contribution Percentage. An Actual Contribution Percentage shall be computed to the nearest one-hundredth of one percent of the Employee’s Statutory Compensation. For purposes of this calculation, the non-Highly Compensated Employee Actual Contribution Percentage shall be determined based on the then current Plan Year and the Highly Compensated Employee Actual Contribution Percentage shall also be determined for the then current Plan Year. For purposes of this Section, Statutory Compensation shall exclude compensation paid to the Employee while he is not a Plan Member.

2.3	“Actual Deferral Percentage” shall mean, with respect to a specified group of Employees referred to in Section 4.1(d), the average of the ratios, calculated separately for each Employee in that group, of:
(a)	the amount of Regular Before-Tax Savings made on the Employee’s behalf for a Plan Year under Section 4.1(a) (including Regular Before-Tax Savings returned to a Highly Compensated Employee under Section 4.1(c)(ii) and Regular Before-Tax Savings returned to any Employee under Section 4.1(c)(iii)) to

(b)	the Employee’s Statutory Compensation for a Plan Year.
Such Actual Deferral Percentage shall be computed to the nearest one-hundredth of one percent of the Employee’s Statutory Compensation. For purposes of this calculation, the non-Highly Compensated Employee Actual Deferral Percentage shall be determined based on the then current Plan Year and the Highly Compensated Employee Actual Deferral Percentage shall also be determined for the then current Plan Year. For purposes of this Section, Statutory Compensation shall exclude compensation paid to the Employee while he is not a Plan Member. For purposes of this Section, Regular Before-Tax Savings may be taken into account for a Plan Year only if they relate to compensation that either would have been received by the Member in the Plan Year but for the deferral election or are attributable to services performed by the Member in the Plan Year and would have been received by the Member within 2 1/2 months after the close of the Plan Year but for the deferral election; are allocated to the Member as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date;

and are actually paid to the Trustees no later than 12 months after the end of the Plan Year to which the contributions relate.
2.4	“After-Tax Account” shall mean that portion of the Trust Fund, which, with respect to any Member or Deferred Member, is attributable to:
(a)	After-Tax Savings made to the Plan under Section 4.2; and

(b)	any amounts that are attributable to after-tax contributions made to a qualified profit sharing or other defined contribution plan previously in effect at a Participating Corporation or Participating Division and that are transferred to the Plan on the Member’s behalf plus any investment earnings and gains or losses on such amounts.
2.5	“After-Tax Savings” shall mean the contributions made by a Member pursuant to Section 4.2.

2.6	“Associated Company” shall mean any division, subsidiary or affiliated company of Exelis not participating in the Plan designated by the Board of Directors or by the Benefits Administration Committee, pursuant to authority delegated to it by the Board of Directors, as an Associated Company for purposes of the Plan during the period for which such designation exists; provided, however, that any such division, subsidiary or affiliated company not participating in the Plan which is:
(a)	a component member of a controlled group of corporations (as defined in Section 414(b) of the Code), which controlled group of corporations includes as a component member Exelis;

(b)	any trade or business under common control (as defined in Section 414(c) of the Code) with Exelis;

(c)	any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes Exelis; or

(d)	any other entity required to be aggregated with Exelis pursuant to regulations under Section 414(o) of the Code, shall automatically be an Associated Company hereunder during the period it is a division, subsidiary or affiliated company of Exelis or during such period as may otherwise be determined by the Board of Directors or by the Benefits Administration Committee. Notwithstanding the foregoing, for purposes of the preceding sentence and Section 5.4(a) of the Plan the definitions of Section 414(b) and (c) of the Code shall be modified by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent” each place it appears in Section 1463(a)(1) of the Code.
2.7	“Before-Tax Account” shall mean that portion of the Trust Fund, which, with respect to any Member or Deferred Member, is attributable to:
(a)	Regular Before-Tax Savings made to the Plan under Section 4.1(a);

(b)	Catch-Up Contributions made to the Plan under Section 4.1(b); and

(c)	any amounts that are attributable to before-tax contributions (including catch-up contributions) made to the ISP or any qualified profit sharing or other defined contribution plan previously in effect at a Participating Corporation or Participating Division and that are transferred to the Plan on the Member’s behalf plus any investment earnings and gains or losses on such amounts.

2.8	“Before-Tax Savings” shall mean:
(a)	Regular Before-Tax contributions made on a Member’s behalf under Section 4.1(a); and

(b)	Catch-Up Contributions made on a Member’s behalf under Section 4.1(b).
2.9	“Beneficiary” shall mean such primary beneficiary or beneficiaries as may be designated from time to time by the Member or Deferred Member, in accordance with procedures prescribed by the Benefits Administration Committee for such purpose, to receive, in the event of the Member’s or Deferred Member’s death, the value of his Vested Share at the time of his death. If more than one Beneficiary is designated, the percentage payable to each Beneficiary must be designated. A Member may also designate a contingent Beneficiary to receive the value of his Vested Share at the time of the Member’s death in the event the primary beneficiary predeceases the Member, or, if there is more than one primary beneficiary, in the event all primary beneficiaries predecease the Member. In the event that more than one primary Beneficiary is named (or, in the event of the death of all of the primary Beneficiaries, more than one contingent Beneficiary is named), they shall share equally in the value of the Member’s Vested Share unless the Member shall have designated different percentages for the different Beneficiaries. Unless otherwise specified by the Member, the designation of any primary Beneficiary or contingent Beneficiary who subsequently predeceases the Member shall be deemed void and have no further effect. In accordance with applicable Treasury Regulations, a trust may be designated as either a primary or contingent Beneficiary. Except as hereinafter provided, in the case of a Member or Deferred Member who is married, the sole Beneficiary shall be the Member’s or Deferred Member’s spouse unless such spouse consents in writing on a form witnessed by a notary public to the designation of another person as primary Beneficiary. Such consent shall be irrevocable with respect to such Beneficiary designation. In the case of a Member or Deferred Member who incurs a divorce under applicable State law prior to commencing benefits under the Plan, such Member’s or Deferred Member’s designation of a named Beneficiary shall remain valid unless otherwise provided in a qualified domestic relations order (as described in Article 18 of the Plan) or unless such Member or Deferred Member changes his named Beneficiary or is subsequently remarried. If no Beneficiary designation is in effect at the Member’s or Deferred Member’s death or if no person, persons or entity so designated survives the Member or Deferred Member, the Member’s or Deferred Member’s surviving spouse, if any, shall be the sole Beneficiary; otherwise the Beneficiary shall be the personal representative of the estate of the Member or Deferred Member.
2.10	“Benefits Administration Committee” shall mean the Benefits Administration Committee established from time to time pursuant to Article 13 for the purposes of administering the Plan.

2.11	“Board of Directors” shall mean the Board of Directors of Exelis or of any successor by merger, purchase or otherwise.

2.12	“Break in Service” shall mean a five-consecutive-year period in which an employee does not have any Hours Worked, which shall be treated as commencing on his Severance Date.

2.13	“Catch-Up Contributions” shall mean Before-Tax Savings made to the Plan pursuant to Section 4.1(b) that constitute catch-up contributions under Section 414(v) of the Code.

2.14	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any section of the Code shall include any successor provision thereto.

2.15	“Company” shall mean Exelis Inc., or any successor by merger, purchase or otherwise with respect to its Employees, any Participating Division with respect to its Employees, and any Participating Corporation with respect to its Employees.

2.16	“Company Floor Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Company Floor Contributions and any investment earnings and gains or losses on such account in the Plan.

2.17	“Company Floor Contributions” shall mean Company Floor Contributions made pursuant to Section 5.2.
2.18	“Company Matching Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Company Matching Contributions and any investment earnings and gains or losses thereon.

2.19	“Company Matching Contribution” shall mean a Company Matching Contribution made pursuant to Section 5.1.

2.20	“Deferred Member” shall mean:
(a)	a Member who has terminated employment with the Company and all Associated Companies and who has not received a complete distribution of his Vested Share;

(b)	the spouse Beneficiary of a deceased Member or Deferred Member; or

(c)	an alternate payee designated as such pursuant to a domestic relations order as qualified by the Plan.
2.21	“Disability” shall mean, with respect to a Member, the total disability of such Member as defined under any long term disability plan maintained by the Company for employees who are similarly situated as of the date the disability occurs. If a Member qualifies for benefits under such plan, then he shall be deemed to be totally disabled as determined by the insurance company that insures such plan. A Member who does not qualify for benefits under such plan because he has elected not to participate in such plan or because of a plan limitation shall be deemed to be totally disabled if the insurance company insuring such plan determines that he would have qualified for benefits under such plan if he had elected to participate therein or if he otherwise would have qualified absent the plan limitation. For purposes of this Plan, the effective date of disability shall be the later of the date of disability as defined in the applicable disability plan or the date as of which the applicable insurance company issues its determination of total disability.

2.22	“Earnings” shall mean the amount of income, if any, to be returned with any excess deferrals, excess contributions, or excess aggregate contributions under Section 4.1 or 4.6 for the Plan Year, including for Plan Years beginning prior to January 1, 2008, any “gap” period earnings, as determined in accordance with applicable law and regulations prescribed by the Secretary of the Treasury under the provisions of Sections 402(g), 401(k) and 401(m) of the Code. Effective for Plan Years beginning on and after January 1, 2008, Earnings shall exclude gap period earnings as defined under the provisions of Sections 402(g), 401(k) and 401(m) of the Code, and the applicable regulations thereunder.

2.23	“Effective Date” shall mean April 1, 1974 with respect to those Participating Corporations and Participating Divisions that began their participation in the ISP as of the date the ISP was established. With respect to Participating Corporations and Participating Divisions that began their participation in the ISP or the Plan after such date, “Effective Date” shall mean the date as of which such Participating Corporation or Participating Division begins its participation in the ISP or Plan. Except as otherwise specified herein, the Effective Date of this restated Plan is October 31, 2011.

2.24	“Employee” shall mean any U.S. citizen or resident alien (as defined in Section 7701(b) of the Code) regularly employed by the Company who is considered a salaried employee for purposes of the Company’s other employee benefit plans, who is paid from a payroll maintained in the continental United States, Hawaii, Puerto Rico, or the US Virgin Islands, and who receives regular and stated compensation other than a pension or retainer. Notwithstanding the foregoing, except as the Board of Directors or the Benefits Administration Committee, pursuant to authority delegated to it by the Board of Directors, may otherwise provide on a basis uniformly applicable to all persons similarly situated, the following individuals shall not be considered “Employees” for purposes of the Plan:
(a)	any individual who is accruing service under a qualified retirement plan maintained by the Company or any Associated Company other than the Exelis Salaried Retirement Plan or any other retirement plan or program arising out of employment with the Company of the Company or any Associated Company as shall be specified by the Board of Directors from time to time;

(b)	any individual whose terms and conditions of employment are determined by a collective bargaining agreement with the Company, which does not make this Plan applicable to him;

(c)	any individual who is a Leased Employee;

(d)	any individual who is engaged by the Company to perform services for the Company or an Associated Company in a relationship (i) that the Company characterizes as other than an employment relationship, or (ii) that the individual has agreed is not an employment relationship and has waived his rights to coverage as an employee, such as where the Company engages the individual to perform services as an independent contractor, even if a determination is made by the Internal Revenue Service or other governmental agency or court, after the individual is engaged to perform such services, that the individual is an employee of the Company or an Associated Company for purposes of the Code;

(e)	any individual who is hired by the Company on or after September 1, 2007 and:
(i)	who is regularly employed in a permanent position (as distinguished from a temporary assignment);

(ii)	whose primary place of employment with the Company is outside of the United States; and

(iii)	who has his primary residence outside of the United States;

(f)	any individual:
(i)	who is considered a salaried employee and who is paid from a payroll maintained in the continental United States, Hawaii, Puerto Rico or the U. S. Virgin Islands; and

(ii)	who is not a United States citizen or a resident alien (as defined in Section 7701(b) of the Code); and

(iii)	who is employed by the Company or an Associated Company on a temporary assignment in the United States;
(g)	any individual who is a nonresident alien with no U. S. source income; and

(h)	any individual who is a bona fide resident of Puerto Rico.
The term “employee,” as used in this Plan, means any individual who is employed by the Company or an Associated Company as a common law employee of the Company or Associated Company, regardless of whether the individual is an “Employee,” and any Leased Employee.

2.25	“Enrollment Date” shall mean, with respect to an Employee, the first day of the first pay period that includes the first day of the calendar month that begins on or after the date on which the Employee satisfies the membership requirements set forth in Section 3.1.

2.26	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27	“ESOP” shall mean that portion of the Plan that consists of amounts invested in the Exelis Stock Fund.

2.28	“Exelis Stock” shall mean common stock of Exelis Inc.

2.29	"Exelis Stock Fund” shall mean the Investment Fund under the Plan that is invested in Exelis Stock.

2.30	“Highly Compensated Employee” shall mean, with respect to any Plan Year, any employee who (a) in the Plan Year or the immediately preceding Plan Year was a 5-percent owner (as defined in Section 415(i) of the Code), or (b) in the immediately preceding Plan Year earned annual Statutory Compensation from the Company or an Associated Company which exceeds a dollar amount that is indexed annually and is determined pursuant to Section 414(q)(1)(B) of the Code. The threshold referred to in (b) shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Company or an Associated Company that constitutes income from sources within the United States shall be disregarded for all purposes of this Section. The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

2.31	“Hours Worked” shall mean hours for which an employee is compensated by the Company or by an Associated Company whether or not he has worked, such as paid holidays, paid vacation, paid sick leave and paid time off, and back pay for the period for which it was awarded, and each such hour shall be computed as only one hour, even though he is compensated at more than the straight time rate. With respect to any period for which an employee is compensated but has not worked, hours counted shall be included on the basis of the Employee’s normal workday or workweek. This definition of Hours Worked shall be applied in compliance with 29 Code of Federal Regulations Section 2530.200b-2(b) and (c), as promulgated by the United States Department of Labor, in a consistent and nondiscriminatory manner.

2.31	“Investment Fund” shall mean the separate funds in which contributions to the Plan are invested in accordance with Article 7.

2.32	“ISP” shall mean the ITT Salaried Investment and Savings Plan as it existed prior to October 31, 2011 (including certain provisions that were included in a predecessor plan that was named the Pre-Distribution ITT Plan) and as sponsored by ITT Corporation as of such date. Effective October 31, 2011, sponsorship of the ISP is transferred to Exelis Inc. and renamed the Exelis Salaried Investment and Savings Plan, as contained in this Plan document.

2.33	“ITT Stock” shall mean common stock of ITT Corporation.

2.34	“ITT Stock Fund” shall mean the Investment Fund offered under the Plan that is invested in ITT Stock.

2.35	“Leased Employee” shall mean any person (other than a common law employee of the Company or an Associated Company) who, pursuant to an agreement between the Company and any other person (“leasing organization”) has performed services for the Company or an Associated Company or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Company or an Associated Company. In the case of any person who is a Leased Employee (or who would qualify as a Leased Employee but for the requirement that substantially full-time service be performed for one year) before or after a period of service as an employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Member of the Plan.

2.36	“Loan Valuation Date” shall mean the business day on which a Member’s proper application for a loan under the Plan is received by the Savings Plan Administrator, or its designee.

2.37	“Member” shall mean any person who has become a Member as provided in Article 3.

2.38	“Non-US Citizen Employee” shall mean any person who is considered a salaried employee for purposes of the Company’s employee benefit plans, who is:
(a)	not a citizen of the United States or a resident alien;

(b)	paid from a payroll maintained in the continental United States, Hawaii, Puerto Rico or the US Virgin Islands; and

(c)	employed by the Company in a permanent position (as distinguished from a temporary assignment).
2.39	“Participating Corporation” shall mean any subsidiary or affiliated company of Exelis or designated division(s) or unit(s) only of such subsidiary or affiliate which, by appropriate action of the Board of Directors or by a designated officer of Exelis pursuant to authorization delegated to him by the Board of Directors has been designated as a Participating Corporation in the Plan as to all of its employees or as to the employees of one or more of its operating or other units and the board of directors of which shall have taken appropriate action to adopt this Plan.

2.40	“Participating Division” shall mean any division of Exelis or designated unit(s) only of such division which by appropriate action of the Board of Directors or by a designated officer of Exelis pursuant to authorization delegated to him by the Board of Directors has been designated as a Participating Division in this Plan.

2.41	“PFTIC” shall mean the Exelis Pension Fund Trust and Investment Committee or its successor as established under the Exelis Salaried Retirement Plan.

2.42	“Plan” shall mean the Exelis Salaried Investment and Savings Plan (formerly known as the ITT Salaried Investment and Savings Plan) as set forth herein and as amended from time to time, which is a continuation of the ISP that was maintained by ITT Corporation as in existence prior to October 31, 2011 and the sponsorship of which was transferred to Exelis effective October 31, 2011.

2.43	“Plan Year” shall mean the calendar year.

2.44	“Pre-Distribution ITT” shall mean ITT Corporation (a Delaware corporation), as constituted on the date immediately preceding December 19, 1995.

2.45	“Pre-Distribution ITT Plan” shall mean the ITT Investment and Savings Plan for Salaried Employees, as in effect on the date immediately preceding December 19, 1995.

2.46	“Prior ESOP Account” shall mean that portion of the Trust Fund, which, with respect to any Member or Deferred Member, is attributable to allocations and contributions, made under the employee stock ownership plan portion of the Pre-Distribution ITT Plan.

2.47	“Prior Plan Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to employer contribution amounts transferred on his behalf from the trust of a qualified profit sharing or other defined contribution plan previously in effect at a Participating Corporation or Participating Division.

2.48	“Retirement” shall mean early or normal retirement under the Exelis Salaried Retirement Plan, or any other plan specified by the Board of Directors from time to time, as such plan may be amended from time to time, provided such retirement results in the Member’s separation from the employment of the Company and any Associated Company. Retirement for Members not covered by the above stated retirement plans shall mean separation from service on or after attaining age 65.

2.49	“Rollover Account” shall mean the portion of the Trust Fund, which, with respect to a Member or Deferred Member, is attributable to
(a)	Rollover Contributions made to the Plan under Section 4.4; and

(b)	any amounts that are attributable to rollover contributions made to a qualified profit sharing or other defined contribution plan previously in effect at a Participating Corporation or Participating Division and that are transferred to the Plan on the Member’s behalf plus any investment earnings and gains or losses on such amounts. After-tax Rollover Contributions shall be accounted for separately in the Rollover Account.

2.50	“Rollover Contributions” shall mean the contributions made by a Member pursuant to Section 4.4.

2.51	“Salary” shall mean an Employee’s compensation from the Company which is base pay, excluding any compensation deferred under a deferred compensation plan, and determined prior to any deferral election by the Member pursuant to Section 4.1(a) hereof, prior to any deferral election by the Member pursuant to Section 125 of the Code and prior to any deferral election for a qualified transportation fringe under Section 132(f) of the Code, excluding any overtime, bonus, foreign service allowance or any other form of compensation, except to the extent otherwise deemed “Salary” for purposes of the Plan under such nondiscriminatory rules as are adopted by the Benefits Administration Committee with respect to all Members or any particular Participating Company or Participating Division.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Salary of each Member taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury to reflect cost-of-living adjustments in accordance with Section 401(a)(17)(B) of the Code.

For purposes of Before-Tax Savings, Salary shall not include amounts that are excluded from compensation within the meaning of Section 415(c)(3) of the Code and Section 1.415(c)-(2) of the regulations thereunder.

Effective January 1, 2009, Salary shall include differential wage payments (as defined in Section 3401(h)(2) of the Code) paid by the Company with respect to any period during which an individual is performing service in the uniformed services (as defined in Section 3401(h)(2)(A) of the Code.

2.52	“Savings” shall mean the After-Tax Savings contributed by a Member and the Before-Tax Savings contributed on a Member’s behalf.

2.53	“Savings Plan Administrator” shall mean the Benefits Administration Committee or its delegate.

2.54	“Self-Directed Brokerage Account” or “SDA” shall mean an Investment Fund that is a self-directed brokerage account established by a Member, as described in Section 7.1(b).

2.55	“Service” shall mean the period of elapsed time beginning on the date an Employee commences employment with the Company or any Associated Company or predecessor company of Exelis, and ending on his most recent Severance Date, subject to the following:
(a)	Notwithstanding anything contained herein to the contrary, with respect to an Employee who is employed by the Company on October 31, 2011, such Employee shall be credited with “Service” he had earned under the ISP prior to October 31, 2011.

(b)	If an Employee terminates employment and is later reemployed within 12 months of the earlier of (i) his date of termination, or (ii) the first day of an absence from service immediately preceding his date of termination, the period between his Severance Date and his date of reemployment shall be included in his Service.

(c)	With respect to Service for purposes of the vesting schedule in Section 6.3, if an Employee terminates and is later reemployed, the period of service prior to his Severance Date shall be included in his Service, regardless of the length of his absence from employment.

(d)	Under the circumstances hereinafter stated and upon such conditions as the Benefits Administration Committee shall determine on a basis uniformly applicable to all Employees similarly situated, the period of Service of an Employee shall be deemed not to be interrupted by an absence of the type hereinafter stated and the period of such absence shall be included in determining the length of an Employee’s Service:
(i)	if a leave of absence has been authorized by the Company or any subsidiary or affiliate of the Company, for the period of such authorized leave of absence only; or

(ii)	if an Employee enters service in the uniformed services of the United States and if the Employee’s right to re-employment is protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 or any similar law then in effect and if the Employee returns to regular employment within the period during which the right to reemployment is protected by any such law. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
(d)	Periods of employment with Pre-Distribution ITT prior to December 19, 1995 shall be treated as periods of employment for Exelis.

(e)	Effective January 1, 2007, if a Member dies while performing qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994, his period of time in qualified military service through the date of his death shall be included in his Service.
2.56	“Severance Date” shall mean with respect to employment with the Company and all Associated Companies:
(a)	Except as provided in (b) below, the earlier of:
(i)	the date an Employee quits, is discharged, retires or dies; or

(ii)	the first anniversary of the date on which he is first absent from service, with or without pay, for any reason other than discharge, retirement or death, such as vacation, sickness, disability, layoff or leave of absence.
(b)	If Service is interrupted for maternity or paternity reasons, meaning an interruption of Service by reason of the pregnancy of the Employee; the birth of a child of the Employee; the placement of a child with the Employee by reason of adoption; or for purposes of caring for a newborn child of the Employee immediately following the birth or adoption of the newborn, then the Severance Date shall be the earlier of:
(i)	the date he quits, is discharged, retires or dies; or

(ii)	the second anniversary of the date on which he is first absent from service.
2.57	“Statutory Compensation” shall mean total wages and other compensation paid to or for the Member by the Company or by an Associated Company as reported on the Member’s Form W-2, Wage and Tax Statement, plus elective contributions under Sections 125, 132(f)(4), 402(g)(3) and 414(v) of the Code. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the maximum amount of Statutory Compensation, taken into account under the Plan for any Plan Year for any Member shall not exceed $200,000, as adjusted by the Secretary of the Treasury to reflect cost-of-living adjustments in accordance with Section 401(a)(17)(B) of the Code. Statutory Compensation shall also include:
(a)	salary continuation payments for military service as described in Treasury Regulation Section 1.415(c)-2(e)(4);

(b)	compensation paid after severance from employment as described in Treasury Regulation Section 1.415(c)-2(e)(3)(i), (ii) and (iii)(A);

(c)	foreign income as described in Treasury Regulation Section 1.415(c)-2(g)(5)(i), excluding amounts described in Treasury Regulation Section 1.415(c)-2(g)(5)(ii); and

(d)	effective January 1, 2009, differential wage payments (as defined in Section 3401(h)(2) of the Code) paid by the Company or an Associated Company with respect to any period during which an individual is performing service in the uniformed services (as defined in Section 3401(h)(2)(A) of the Code.
Payments not described above, including, but not limited to, amounts described in Treasury Regulation Section 1.415(c)-2(e)(3)(iii)(B) and (iv), shall not be considered Statutory Compensation if paid after severance from employment, even if such amounts are paid by the later of 2 1/2 months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment.

2.58	“Target Retirement Fund” shall mean a fund managed by a provider designated by the PFTIC that is designed for investors who will retire at or around a specified date. The allocation to different asset classes will change over time and the fund will become increasingly conservative as the specified retirement date approaches.

2.59	“Termination of Employment” shall mean severance from the employment of the Company and all Associated Companies for any reason, including, but not limited to, retirement, death, disability, resignation or dismissal by the Company or an Associated Company; provided, however, that transfer in employment between the Company and any Associated Company shall not be deemed to be “Termination of Employment.” With respect to any leave of absence and any period of service in the uniformed services of the United States, Section 2.55 shall govern.

2.60	“Trust Fund” shall mean the aggregate funds held by the Trustee under the trust agreement or agreements established for the purposes of this Plan, consisting of the funds as described in Article 7.

2.61	“Trustee” shall mean the Trustee or Trustees at any time acting as such under the trust agreement or agreements established for the purposes of this Plan.

2.62	“Valuation Date” shall mean the date or dates, as applicable, on which the Trust Fund is valued in accordance with Article 8.

2.63	“Vested Share” shall mean, with respect to a Member or Deferred Member, that portion of his Accounts in which the Member or Deferred Member has a nonforfeitable interest as provided in Article 6.

2.64	“Withdrawal Valuation Date” shall mean, with respect to withdrawals made pursuant to Section 9.2, the business day on which a Member’s proper request for a withdrawal in a form or manner approved by the Benefits Administration Committee is received and processed by the Savings Plan Administrator or its designee. With respect to withdrawals made pursuant to Section 9.3, Withdrawal Valuation Date shall mean the business day on which a Member’s proper request for a withdrawal under the Plan, as received and processed by the Savings Plan Administrator or its designee, is approved by the Benefits Administration Committee.

2.65	“Xylem” shall mean Xylem Inc., an Indiana corporation, or any successor by merger, purchase or otherwise.

2.66	“Xylem Stock” shall mean common stock of Xylem.

2.67	“Xylem Stock Fund” shall mean the Investment Fund under the Plan that is invested in Xylem Stock.

ARTICLE 3
MEMBERSHIP
3.1	Membership

An Employee shall become a Member as follows:
(a)	Except as provided in (b) or (c) below, an Employee who is not a Non US Citizen Employee shall become a Member on the Enrollment Date following his completion of one month of Service.

(b)	Notwithstanding anything contained in this Section to the contrary, an Employee who is not a Non-US Citizen Employee and whose employment with the Company is on a temporary or less than full-time basis shall become a Member on the Enrollment Date following the date he completes 1,000 Hours Worked in a twelve-consecutive-month period of employment measured from the date on which such Employee’s Service commences or from any subsequent anniversary thereof.

(c)	Notwithstanding anything contained in this Section to the contrary, an Employee who is a Non-US Citizen Employee who works in the U.S. on an expatriate basis shall become a Member on the Enrollment Date following the date as of which he has worked in the U.S. for at least 36 consecutive months, provided he is an Employee as of such date.
3.2	Enrollment Election
(a)	A Member shall file an enrollment election with the Savings Plan Administrator in a form or manner approved by the Benefits Administration Committee. By filing the enrollment election, the Employee shall designate a Beneficiary and he may:
(i)	designate the rate of his After-Tax Savings and authorize the Company to make regular payroll deductions of the amount of his After-Tax Savings, if any;

(ii)	designate the rate of his Before-Tax Savings and authorize the Company to reduce his Salary by the amount of his Before-Tax Savings, if any;

(iii)	make an investment election as described in Section 7.2; and

(iv)	make a dividend election as described in Section 8.7.
A Member’s election shall become effective as soon as administratively possible following the date such election is made in accordance with procedures prescribed by the Benefits Administration Committee.

(b)	In the case of a Member who does not file a timely enrollment election under (a) above with the Savings Plan Administrator in a form or manner approved by the Benefits Administration Committee with respect to his initial Enrollment Date, such Member shall, except as otherwise provided herein:
(i)	be deemed to have designated his spouse as his Beneficiary if he is married and be deemed to have designated his estate as his Beneficiary if he is unmarried;

(ii)	be deemed to have elected to have Company Floor Contributions under Section 5.2 invested in the Target Retirement Fund that is appropriate based on the Member’s year of birth (or such other Investment Fund as may be designated by the PFTIC); and

(iii)	be deemed to have dividends paid with respect to ITT Stock in the ESOP reinvested in shares of ITT Stock.
Notwithstanding the foregoing, a Member who is deemed to have made elections hereunder may elect to change such deemed elections as of the later of the first day of any subsequent pay period or as soon as administratively possible thereafter by making an election in the form or manner approved by the Benefits Administration Committee.
3.3	Rehired Member

Notwithstanding anything to the contrary with respect to Enrollment Dates contained herein, any rehired Employee who at the time of his Termination of Employment was eligible to be a Member will become a Member as of the date of such Employee’s rehire (his “re-enrollment date”) and the provisions of Section 3.2 shall be applied in a manner similar to a new Member.

3.4	Transferred Members

Notwithstanding any provision of the Plan to the contrary, a Member who remains in the employ of the Company or an Associated Company but ceases to be an Employee shall continue to be a Member of the Plan but shall not be eligible to make Before-Tax Savings or After-Tax Savings or to receive allocations of Company Matching Contributions or Company Floor Contributions while his employment status is other than as an Employee.

3.5	Termination of Membership

A Member’s membership shall terminate on the date he is no longer employed by the Company or any Associated Company unless the Member is entitled to benefits under the Plan in which event his membership shall terminate when those benefits are distributed to him.

ARTICLE 4
MEMBER SAVINGS
4.1	Member Before-Tax Saving.
(a)	Regular Before-Tax Savings
(i)	Each Member, other than a Member subject to Puerto Rican income tax, may elect, subject to the provisions of (iii) and (c) below, to have his subsequent Salary reduced by any whole percentage from 2% to 25%, and to have that amount contributed to the Trust Fund as Before-Tax Savings by the Company that employs said Member. Before-Tax Savings under this Section 4.1(a)(i) shall be referred to as “Regular Before-Tax Savings.” Such election shall be effective as soon as administratively possible following the date such election is made in accordance with procedures prescribed by the Benefits Administration Committee. A Member may also elect not to have his Salary reduced and to receive his entire Salary in cash from the Company.

(ii)	With respect to Members who on and after January 1, 2006 are hired or rehired, or whose status changes to that of an Employee or who are employed on a temporary or part-time basis and first complete a 1,000 Hours Worked on or after January 1, 2006, effective as of such Member’s Enrollment Date, a Member who has not made the election described in (i) above shall have his Salary reduced by 2 percent and that amount shall be contributed on his behalf to the Plan by the Company as Regular Before-Tax Savings until and unless the Member elects, in accordance with the procedures prescribed by the Benefits Administration Committee, to either receive such Salary directly from the Company in cash or to reduce his Salary as described above in some other percentage. Such reduction in Salary shall be applied to Salary that could have been subsequently received by the Member. Such amounts shall be invested in the Target Retirement Fund that is appropriate based on the Member’s year of birth (or such other Investment Fund as may be designated by the PFTIC) until the Member makes an investment election pursuant to Section 7.2.

(iii)	From time to time and in order to comply with Section 40l(k)(3) of the Code, the Benefit Administration Committee may impose a limitation on the extent to which a Member who is a Highly Compensated Employee may reduce his Salary in accordance herewith, based on the Benefits Administration Committee’s reasonable projection of Before-Tax Savings rates of Members who are not Highly Compensated Employees.

(iv)	A Member may elect to change the rate of his Salary reduction under this paragraph (a) as of the first day of any pay period by making an election in the form or manner approved by the Benefit Administration Committee for such purpose. The changed rate of Salary reduction shall be effective as soon as administratively possible following the date the election is received by the Savings Plan Administrator.

(b)	Catch-Up Contributions

A Member, other than a Member subject to Puerto Rican income tax, who has attained or will attain age 50 by the last day of the Member’s taxable year may elect, in accordance with procedures prescribed by the Benefit Administration Committee, to make Catch-Up Contributions for any Plan Year in accordance with and subject to the limitations of Section 414(v) of the Code. Such Catch-Up Contributions shall be treated under the Plan as Before-Tax Savings but shall be subject to the following special rules:
(i)	A Member’s Catch-Up Contributions shall not be taken into account for purposes of applying the maximum percentage limitation described in (a)(i) above or the limitations under Sections 402(g) and 415 of the Code and Members’ Catch-Up Contributions shall not be taken into account in applying the Actual Deferral Percentage test of (d) below.

(ii)	The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of making such Catch-Up Contributions.

(iii)	The determination of whether a Before-Tax Savings contribution under this Section constitutes a Catch-Up Contribution for any Plan Year shall be determined as of the end of such Plan Year, in accordance with Section 414(v) of the Code. Before-Tax Savings contributions that are intended to be Catch-Up Contributions for a Plan Year but which do not qualify as Catch-Up Contributions as of the end of the Plan Year shall be treated for all purposes under the Plan as regular Before-Tax Savings, except that the provisions of (iv) below shall continue to apply to such reclassified Catch-Up Contributions and no Company Matching Contributions will be allocated with respect to such reclassified contributions.

(iv)	The Company shall not take a Member’s Catch-Up Contributions into account for purposes of determining the amount of Company Matching Contributions under Section 5.1 for a Plan Year.

(v)	A Member’s Catch-Up Contributions shall be subject to the same withdrawal and distribution restrictions as Regular Before-Tax Savings contributions.

(vi)	In the event that the sum of a Member’s Catch-Up Contributions and similar contributions to any other qualified defined contribution plan maintained by the Company or an Associated Company exceeds the dollar limit on catch-up contributions under Section 414(v) of the Code for any calendar year as in effect for such calendar year, the Member shall be deemed to have elected a return of the Catch-Up Contributions in excess of the limit under Section 414(v) of the Code and such amount shall be treated in the same manner as “excess deferrals” under (c) below.

(vii)	If a Member makes catch-up contributions under a qualified defined contribution plan and/or Code Section 403(b) plan maintained by an employer other than the Company or an Associated Company for any calendar year and those contributions when added to his Catch-Up Contributions exceed the dollar limit on catch-up contributions under Section 414(v) of the Code for that calendar year, the Member may allocate all or a portion of such “excess catch-up contributions” to this Plan. In the event such Member notifies the Benefits Administration Committee of the “excess catch-up contributions” in the same manner as is required for allocated “excess deferrals” under (c) below, such “excess catch-up contributions” shall be distributed in the same manner as “excess deferrals” under (c) below.
A Member may elect to change the rate of his Catch-Up Contributions under this paragraph (b) as of the first day of any pay period by making an election in the form or manner approved by the Benefits Administration Committee for such purpose. The changed rate of Catch-Up Contributions shall be effective as soon as administratively possible following the date the election is received by the Savings Plan Administrator.

(c)	Application of Maximum Dollar Limit on Regular Before-Tax Savings

The maximum dollar amount of Before-Tax Savings and similar contributions made on a Member’s behalf by the Company or any Associated Company to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code for a calendar year shall be the maximum amount determined by the Secretary of the Treasury for such calendar year, pursuant to Section 402(g) of the Code as in effect for such calendar year, except as permitted under Section 414(v) of the Code. Amounts contributed in excess of such limit shall constitute “excess deferrals.”
(i) Prevention of Excess Deferrals Under Plan. If a Member’s Regular Before-Tax Savings in a calendar year reach the dollar limit on elective deferrals under Section 401(a)(30) of the Code in any calendar year, the Member’s election to make Regular Before-Tax Savings will be reclassified as an election to make After-Tax Savings to be matched by Company Matching Contributions, at the same rate as was previously in effect for his Before-Tax Savings. Each Member affected by this paragraph may elect to change or suspend the rate at which he makes After-Tax Savings. As of the first pay period of the calendar year following such cancellation, the Member’s election of Regular Before-Tax Savings shall again become effective in accordance with his previous election, unless the Member made a subsequent election to change his Savings rate after his Regular Before-Tax Savings were reclassified as After-Tax Savings.

(ii)	Treatment of Excess Deferrals Under Plan and Plans of Associated Companies. In the event that the sum of a Member’s Regular Before-Tax Savings and similar contributions to any other qualified defined contribution plan maintained by the Company or an Associated Company exceeds the dollar limit on elective deferrals under Section 402(g) of the Code for any calendar year as in effect for such calendar year, a Member who is eligible to make Catch-Up Contributions to the Plan will be deemed to have such excess deferrals reclassified as Catch-Up Contributions, subject to the limitations of (b) above. To the extent that the reclassification described in the preceding sentence is not applicable, or is insufficient to fully resolve the issue of the excess deferrals, the Member’s election to make Regular Before-Tax Savings will be reclassified as an election to make After-Tax Savings. For this purpose, the excess deferrals, together with Earnings, shall be deemed distributed to the Member and then recontributed to the Plan by the Member as After-Tax Savings for the Plan Year in which the excess deferrals were made. Reclassified excess deferrals, together with Earnings, shall be considered After-Tax Savings made in the Plan Year to which the excess deferrals relate for purposes of Section 4.6 and shall be subject to the withdrawal provisions applicable to After-Tax Savings under Article 9. If the excess deferrals were matched by Company Matching Contributions, the corresponding Company Matching Contributions shall remain allocated to the Member’s Company Matching Account to the extent such excess deferrals if made, as After-Tax Savings would have been matched under the provisions of Section 5.1. To the extent that the reclassification described in the preceding sentence is not applicable, or is insufficient to fully resolve the issue of the excess deferrals, the Member shall be deemed to have elected a return of the Regular Before-Tax Savings in excess of the limit under Section 402(g) of the Code from this Plan. The excess deferrals, together with Earnings, shall be returned to the Member no later than April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Regular Before-Tax Savings previously returned to the Member under (d) below for that calendar year. In the event any Regular Before-Tax Savings returned under this paragraph were matched by Company Matching Contributions, those Company Matching Contributions, together with Earnings, shall be forfeited and used to reduce future Company contributions.

(iii)	Treatment of Member-Allocated Excess Deferrals. If a Member makes tax-deferred contributions under another qualified defined contribution plan and/or a Code Section 403(b) plan maintained by an employer other than the Company or an Associated Company for any calendar year and those contributions when added to his Regular Before-Tax Savings exceed the dollar limit on elective deferrals under Section 402(g) of the Code for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan. In that event, a Member who is eligible to make Catch-Up Contributions to the Plan will be deemed to have such excess deferrals reclassified as Catch-Up Contributions, subject to the limitations of (b) above. To the extent that the reclassification described in the preceding sentence is not applicable, or is insufficient to fully resolve the issue of the excess deferrals, such excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Member notifies the Benefits Administration Committee or its designee, in writing, on or before his Enrollment Date or such later date as determined by the Benefits Administration Committee (but not later than March 1, of that following year), of the amount of the tax-deferred contributions made to the plan of the other employer. The amount of any excess deferrals to be returned for any calendar year shall be reduced by any Regular Before-Tax Savings previously returned to the Member under (d) below for that calendar year. In the event any Regular Before-Tax Savings returned under this paragraph were matched by Company Matching Contributions, those Company Matching Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions.

Notwithstanding the foregoing, in lieu of a return of the excess deferrals, a Member may elect to have the Plan treat all or a portion of the excess deferrals attributable to his Regular Before-Tax Savings as After-Tax Savings, subject to the limitations of Section 4.2; provided the Member notifies the Benefits Administration Committee or its designee, in writing, on or before his Enrollment Date or such later date as determined by the Benefits Administration

Committee. For this purpose, the excess deferrals, together with Earnings, shall be deemed distributed to the Member and then recontributed to the Plan by the Member as After-Tax Savings for the Plan Year in which the excess deferrals were made. Reclassified excess deferrals shall be considered After-Tax Savings made in the Plan Year to which the excess deferrals relate for purposes of Section 4.6 and shall be subject to the withdrawal provisions applicable to After-Tax Savings under Article 9. If the excess deferrals were matched by Company Matching Contributions, the corresponding Company Matching Contributions shall remain allocated to the Member’s Company Account to the extent such excess deferrals if made, as After-Tax Savings would have been matched under the provisions of Section 5.1. The Member’s election to reclassify excess deferrals shall be made no later than April 1 following the close of the Plan Year in which the excess deferrals were made or within such shorter period as the Benefits Administration Committee may prescribe.

(iv)	Notwithstanding the foregoing, in the case of any Member who (A) ceases to be an Employee during a Plan Year; (B) is employed during such Plan Year by an employer which is not the Company or an Associated Company; and (C) exceeds the limitation on elective deferrals enumerated in Section 402(g) of the Code based on the Member’s participation in the Plan and participation in a plan maintained by the subsequent employer; the Plan shall not distribute to the Member any Before-Tax Savings (or any income thereon) arising solely as a result of such Member’s exceeding the limit under Section 402(g) of the Code for the Plan Year, unless the exceeding of such limit is based solely on the Member’s participation in this Plan without considering any other plan.
(d)	ADP Test on Before-Tax Savings

With respect to each Plan Year, the Plan shall satisfy the actual deferral percentage (“ADP”) test as prescribed in this Section. Amounts that would cause the Plan to fail the ADP test shall constitute “excess contributions.”
(i)	With respect to each Plan Year, the Actual Deferral Percentage for Highly Compensated Employees who are Members shall not exceed the greater of:
(A)	125 percent of the Actual Deferral Percentage for all other Employees who are Members; or

(B)	the lesser of (1) 200 percent of the Actual Deferral Percentage of all other Employees who are Members, or (2) the Actual Deferral Percentage of all other Employees who are Members plus 2 percentage points.
(ii)	In the event the Actual Deferral Percentage for Highly Compensated Employees for any Plan Year exceeds the limits described in (i) above, the excess contributions shall first be treated as Catch-Up Contributions to the extent possible under (b) above.

(iii)	Any remaining excess contributions, together with Earnings thereon, will be allocated to the Highly Compensated Employees with the greatest dollar amount of such contributions in the following manner:

(A)	The amount to be allocated shall be the lesser of (1) the total excess contributions or (2) such amount as will cause the dollar amount of such Highly Compensated Employee’s Regular Before-Tax Savings to equal the dollar amount of the Regular Before-Tax Savings of the Highly Compensated Employee with the next highest dollar amount of Regular Before-Tax Savings.

(B)	The process described in (A) above shall be repeated, if necessary, until the total excess contributions shall have been allocated. At any stage in this allocation process, if two or more Highly Compensated Employees have the same dollar amount remaining of Regular Before-Tax Savings, the allocation shall be made to both of them in equal amounts.
(iv)	The excess contributions allocated to Highly Compensated Employees under (iii) above shall be distributed to such Members before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. Alternatively, under rules adopted by the Benefits Administration Committee, such Members may elect to recharacterize such excess contributions as After-Tax Savings provided such election to recharacterize the excess contributions is made within 2 1/2 months after the close of the Plan Year in which the excess contributions were made or within such shorter period as the Benefits Administration Committee may prescribe. When the total excess contributions shall have been allocated and distributed or recharacterized in the manner described above, the Plan shall be deemed to satisfy the tests set forth in this Section, regardless of whether the final Average Deferral Percentage of the Highly Compensated Employees in fact satisfy such tests. In the event any Regular Before-Tax Savings distributed under this Section were matched by Company Matching Contributions, those Company Matching Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions.
4.2	Member After-Tax Savings
(a)	By authorizing payroll deductions, each Member may elect, subject to (b) below, to contribute to the Trust Fund as After-Tax Savings any whole percentage from 1% to 25% of his Salary in such payroll period, effective as soon as administratively possible following the date such election is received by the Savings Plan Administrator or its designee. A Member may not contribute more than the difference between 25% of his Salary and the amount of Before-Tax Savings he elected pursuant to Section 4.1(a). Notwithstanding the foregoing, a Member who contributes only After-Tax Savings in accordance with this Section shall be subject to a minimum contribution of 2% of his Salary.

(b)	From time to time and in order to comply with Section 40l(m) of the Code, the Benefits Administration Committee may impose an additional limit on the extent to which a Member who is a Highly Compensated Employee may contribute to the Trust Fund as After-Tax Savings, based on the Benefits Administration Committee’s reasonable projection of After-Tax Savings rates of Members who are not Highly Compensated Employees and the necessity of satisfying the test described in Section 4.6.

A Member may elect to change his After-Tax Savings rate on any business day by making an election in a form or manner approved by the Benefits Administration Committee for such purpose. The changed After-Tax Savings rate shall be effective as soon as administratively possible following the date notice is received by the Savings Plan Administrator or its designee.

4.3	Suspension and Resumption of Member Savings
(a)	A Member may suspend his Savings under Section 4.1 and/or Section 4.2 as of any business day by making an election in a form or manner approved by the Benefits Administration Committee for such purpose. Such suspension will become effective as soon as administratively possible following the date the election is received by the Savings Plan Administrator or its designee. If a Member takes a withdrawal from his Before-Tax Account under Section 9.3(b), his Savings shall be suspended for a period of six months. Such suspension will become effective as soon as administratively possible following the Withdrawal Valuation Date. No Company Matching Contributions shall be made under Section 5.1 during the period of a Member’s suspension although he will continue to be considered a Member and he will be entitled to Company Floor Contributions.

(b)	A Member who suspends his Savings in accordance with the first sentence of (a) above may resume his Savings under Section 4.1 and/or under Section 4.2 as of any pay period after the date the suspension commenced by making an election in a form or manner approved by the Benefits Administration Committee for such purpose.

(c)	A Member whose Savings are suspended in accordance with the third sentence of (a) above may resume his Savings under Section 4.1 and/or under Section 4.2 as of the first day of any pay period following the six-month suspension by making an election in a form or manner approved by the Benefits Administration Committee for such purpose. A resumption elected pursuant to this Section 4.3 shall occur as soon as administratively possible after the election is received by the Savings Plan Administrator or its designee.
4.4	Rollover Contributions
(a)	With the permission of the Benefits Administration Committee, and without regard to any limitation on contributions under this Article 4 or Section 5.6, the Plan may accept from or on behalf of a Member, but not a Deferred Member, a Rollover Contribution in cash, consisting of any amount, including after-tax amounts but excluding any amount attributable to Roth contributions, previously received (or deemed to be received) by him from an “eligible retirement plan.” Such Rollover Contributions shall be subject to the following:
(i)	For purposes of this Section, “eligible retirement plan” means:
(A)	another employer’s qualified plan described in Section 401(a) of the Code (or another Exelis qualified defined contribution plan, provided that the Rollover Contribution represents the rollover of all or a portion of a full distribution of the individual’s account balance in such plan due to the sale or closing of a business unit sponsoring such plan);

(B)	an annuity plan described in Section 403(a) of the Code;

(C)	an annuity contract described in Section 403(b) of the Code;

(D)	an eligible Plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state; or

(E)	an individual retirement account or individual retirement annuity of the Member described in Section 408(a) or 408(b) of the Code that contains only amounts that were originally distributed from a qualified plan described in Section 401(a) or 403(a) of the Code (i.e., a “conduit IRA”).
(b)	Such Rollover Contribution may be received in either of the following ways:
(i)	The Plan may accept such amount as a direct rollover of an eligible rollover distribution, including after-tax amounts provided such after-tax amounts are received directly from a plan that is qualified under Section 401(a) of the Code or an annuity contract described in Section 403(b) of the Code.

(ii)	The Plan may accept such amount directly from the Member provided such amount:
(A)	was distributed to the Member by an eligible retirement plan;

(B)	is received by the Plan on or before the 60th day after the day it was received by the Member;

(C)	would otherwise be includible in gross income; and

(D)	is not attributable to Roth contributions.
Notwithstanding (B) above, the Benefits Administration Committee may accept a Rollover Contribution more than 60 days after the amount was received by the Member provided the Member has received from the Secretary of the Treasury a waiver of the 60-day requirement, pursuant to Section 402(c)(3)(B) of the Code.
The Rollover Account shall be invested as directed by the Member, provided, however, if the Member does not make an investment election with respect to such Rollover Contribution the amount shall be invested in the Target Retirement Fund that is appropriate based on the Member’s year of birth (or such other Investment Fund as may be designated by the PFTIC). If the Member elects to invest the Rollover Contribution in the Exelis Stock Fund and such contribution would cause the Member’s percentage investment in the ITT Stock Fund to exceed the 20% maximum applicable to such fund, the amount of the Rollover Account in excess of the amount that may be contributed to the Exelis Stock Fund shall be invested in the Target Retirement Fund that is appropriate based on the Member’s year of birth (or such other Investment Fund as may be designated by the PFTIC) until the Member elects otherwise pursuant to Section 7.2(d).

4.5	Vesting of Member’s and Deferred Member’s Contributions

The Vested Share of each Member’s and Deferred Member’s Before-Tax Account, After-Tax Account and Rollover Account shall be determined in accordance with Article 6.

4.6	ACP Test on After-Tax Savings and Company Matching Contributions
(a)	With respect to each Plan Year, the Plan shall satisfy the actual contribution percentage (“ACP”) test as prescribed in this Section. Amounts that would cause the Plan to fail the ACP test shall constitute “excess aggregate contributions.”

(b)	With respect to each Plan Year, the Actual Contribution Percentage for Highly Compensated Employees who are Members shall not exceed the greater of:
(i)	125 percent of the Actual Contribution Percentage for all other Employees who are Members; or

(ii)	the lesser of (A) 200 percent of the Actual Contribution Percentage of all other Employees who are Members or (B) the Actual Contribution Percentage of all other Employees who are Members or eligible to become Members plus 2 percentage points.
(c)	In the event the Actual Contribution Percentage for Highly Compensated Employees for any Plan Year exceeds the limits described in (b) above, the payment or forfeiture of the excess aggregate contributions, together with Earnings thereon, shall be made before the close of the Plan year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any payment or forfeiture will be made within 2 1/2 months following the end of the Plan Year for which the contributions were made.

(d)	The total amount of excess aggregate contributions, together with Earnings thereon, shall be allocated to the Highly Compensated Employees with the greatest dollar amount of such contributions in the following manner:
(i)	The amount to be allocated shall be the lesser of (A) the total excess aggregate contributions, or (B) such amount as will cause the dollar amount of such Highly Compensated Employee’s After Tax Savings, and, if applicable, Company Matching Contributions, to equal the dollar amount of the After Tax Savings, and, if applicable, Company Matching Contributions, of the Highly Compensated Employee with the next highest dollar amount of After Tax Savings, and, if applicable, Company Matching Contributions.

(ii)	The process described in (i) above shall be repeated, if necessary, until the total excess aggregate contributions shall have been allocated. At any stage in the allocation process herein described, if two or more Highly Compensated Employees have the same dollar amount remaining of After Tax Savings, and, if applicable, Company Matching Contributions, the allocation shall be made to both of them in equal amounts.
(e)	The excess aggregate contributions allocated to Highly Compensated Employees under (d) above, together with Earnings thereon, shall be paid or returned to a Member from the following categories of contributions (adjusted to reflect earnings or losses attributable thereto):
(i)	first, unmatched After-Tax Savings;

(ii)	second, matched After-Tax Savings (to the extent that associated Company Matching Contributions are vested, they also shall be distributed in this category);

(iii)	third, remaining vested Company Matching Contributions; and

(iv)	to the extent that an additional adjustment is required, nonvested Company Matching Contributions shall be forfeited.
Once the excess aggregate contributions are paid or returned as described above, the Plan shall be deemed to satisfy the ACP test set forth in this Section, regardless of whether the final Average Contribution Percentage of the Highly Compensated Employees in fact satisfy such tests.

(f)	A Member’s Actual Contribution Percentage shall be determined after a Member’s excess Before-Tax Savings are either recontributed to the Plan as After-Tax Savings or paid to the Member.
4.7	Additional Discrimination Testing Provisions
(a)	If any Highly Compensated Employee is a member of another qualified plan of the Company or an Associated Company, including an employee stock ownership plan described in Section 4975(e)(7) of the Code but excluding any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Benefits Administration Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee made for the applicable Plan Year under all such plans in applying the limitations of Sections 4.1(d) and 4.6. If any other such qualified plan has a plan year other than the Plan Year, the contributions to be taken into account in applying the limitations of Sections 4.1(d) and 4.6 will be those made within the Plan Year.

(b)	In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 4.1(d) and 4.6 shall be applied by determining the Actual Deferral Percentage and Actual Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. Plans may be aggregated under this paragraph (b) only if they have the same plan year.

(c)	The Benefits Administration Committee may elect to use Before-Tax Savings to satisfy the test described in Section 4.6, provided that the test described in Section 4.1(d) is met prior to such election and continues to be met following the Company’s election to shift the application of those Before-Tax Savings from Section 4.1(d) to Section 4.6 and provided further that the tests described in Sections 4.1(d) and 4.6 are both performed on either a prior year testing method or a current year testing method.

(d)	The Benefits Administration Committee may authorize that special “qualified nonelective contributions” shall be made for a Plan Year, which shall be allocated in such amounts and to such Members, who are not Highly Compensated Employees, as the Benefits Administration Committee shall determine, provided such allocation procedure complies with the applicable provisions of Treasury Regulation Section 1.401(k)-2(a)(6). The Benefits Administration Committee shall establish such separate accounts as may be necessary. Qualified nonelective contributions shall be 100 percent nonforfeitable when made. Qualified nonelective contributions made for the Plan Year may be used to satisfy the tests described in Sections 4.1(d) and 4.6, where necessary.

(e)	If the Benefits Administration Committee elects to apply the provisions of Section 410(b)(4)(B) of the Code to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Benefits Administration Committee may apply the provisions of Sections 4.1(d) and 4.6 by excluding from consideration all eligible employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.
4.8	Transfer Contributions

With the permission of the Benefits Administration Committee and under such conditions as it may require, but without regard to any limitations on contributions set forth in this Article 4 or Section 5.6, the Plan may accept an amount, if any, from another qualified plan that, in accordance with the provisions of Section 11.10, the Member elects under such plan to transfer to this Plan, or which the Trustee of such other qualified plan transfers directly to the Trustee of this Plan. Such transfer contributions shall be paid to the Trustee as soon as practicable and shall be held in the Accounts of the Member, as determined by the Benefits Administration Committee. The Member shall be required to establish that such prior employer’s plan assets meets the qualification requirements under Section 401(a) of the Code; and no such trust-to-trust transfer shall be permitted unless the amount transferred is free of all defined benefit or money purchase characteristics and does not make the Plan a transferee plan under Section 401(a)(11)(B)(iii)(III) of the Code.

ARTICLE 5
COMPANY CONTRIBUTIONS
5.1	Company Matching Contributions

The Company, with respect to each Member employed by it, shall contribute to the Trust a Company Matching Contribution in an amount equal to 50% of the Member’s Savings for each pay period; provided, however, that only 6% of the Member’s Salary will be eligible for such a Company Matching Contribution during each pay period. Company Matching Contributions will be applied first to a Member’s Before-Tax Savings. Any remaining Company Matching Contributions will be applied to the Member’s After-Tax Savings. Company Matching Contributions shall be invested pursuant to the provisions of Section 7.2. Company Matching Contributions shall be credited to the Member’s Company Matching Account. Notwithstanding the foregoing, Company Matching Contributions shall not be made in respect of a Member’s Savings that are made during a suspension period following a withdrawal prior to Termination of Employment as provided in Section 9.8. Company Matching Contributions shall also not be made with respect to Catch-Up Contributions, described in Section 4.1(b).

5.2	Company Floor Contributions

The Company shall contribute to the Trust Fund, with respect to each Member employed by it, a Company Floor Contribution in an amount equal to one-half of one percent (0.5%) of such Member’s Salary for each pay period. Company Floor Contributions shall be invested in the Target Retirement Fund that is appropriate based on the Member’s year of birth (or such other Investment Fund as may be designated by the PFTIC) until the Member makes an investment election pursuant to the provisions of Section 7.2. Company Floor Contributions shall be credited to the Member’s Company Floor Account. For any given month, the Company, in its discretion, may make additional Company Floor Contributions.

5.3	Mode of Payment of Company Contributions

Company contributions under Sections 5.1 and 5.2 shall be made in cash.

5.4	Vesting of Company Contributions and Prior Plan Account

The Vested Share of each Member’s and Deferred Member’s Company Matching Account, Company Floor Account and Prior Plan Account shall be determined in accordance with Article 6.

5.5	Forfeitures
(a)	In the event of Termination of Employment of a Member, the portion of the Member’s Account that is not vested in accordance with Article 6 shall be forfeited. However, if he is reemployed by the Company or an Associated Company prior to incurring a Break in Service, the provisions of Section 11.7 shall apply.

(b)	As soon as practicable after an event giving rise to a forfeiture shall have occurred, the amount of any such forfeiture shall be applied to reduce future Company contributions under the Plan.

(c)	In the event of the termination of the Plan or complete discontinuance of Company contributions hereunder, any forfeitures not previously applied in accordance with the foregoing provisions of this Section shall be credited proportionately to the Accounts of all Members as provided in Section 14.2(b).
5.6	Maximum Annual Additions.
(a)	The annual addition to a Member’s Accounts for any Plan Year, which shall be considered the “limitation year” for purposes of Section 415 of the Code, when added to the Member’s annual addition for that Plan Year under any other qualified defined contribution plan of the Company or any Associated Company, shall not exceed an amount which is equal to the lesser of (i) 100% of his Statutory Compensation for that Plan Year, or (ii) $40,000, as adjusted in accordance with Section 415(d) of the Code.

(b)	For purposes of this Section, the “annual addition” to a Member’s Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Company or an Associated Company shall be determined in accordance with (i) and (ii) below.
(i)	The annual addition shall include all of the following amounts that have been allocated to the Member’s Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Company or an Associated Company:
(A)	the total Company contributions made on the Member’s behalf by the Company and all Associated Companies, including any Company Matching Contributions distributed or forfeited under the provisions of Section 4.1 or 4.6;

(B)	all Before-Tax Savings and After-Tax Savings, including Before-Tax Savings distributed as excess contributions under Section 4.1(d) and After-Tax Savings distributed as excess aggregate contributions under the provisions of Section 4.6;

(C)	forfeitures, if applicable; and

(D)	solely for purposes of the dollar limit under clause (ii) of paragraph (a) above, amounts described in Sections 415(1)(1) and 419A(d)(2) of the Code allocated to the Member.
(ii)	The annual addition shall not include:
(A)	Rollover Contributions;

(B)	loan repayments made under Article 10;

(C)	amounts required to be repaid under Section 11.7 as a condition of the restoration of a Member’s forfeited Company Contribution Account balance;

(D)	Before Tax Savings distributed as excess deferrals under Section 4.1(c); and

(E)	Catch-Up Contributions.
(c)	To the extent that the annual additions to a Member’s Accounts exceed the limitation set forth in Section 415(c)(2) of the Code, corrections shall be made in a manner consistent with the provisions of the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any subsequent guidance. In the event that a Member of the Plan is a participant in any other defined contribution plan (whether or not terminated), maintained by the Company or any Associated Company, the total amount of annual additions to such Member’s accounts under all such defined contribution plans shall not exceed the limitations set forth in this Section 5.6. The Benefits Administration Committee, under uniform rules equally applicable to similarly situated Members, shall determine how to apply the provisions of this Section in order to satisfy the limitation. In making its decision, the Benefits Administration Committee shall take into account the applicable provisions of the other qualified defined contribution plans.
5.7	Contributions for a Period in Uniformed Services
(a)	Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified uniformed service duty will be provided in accordance with Section 414(u) of the Code. A Member who is reemployed and is credited with Service for the purpose of vesting because of a period of service in the uniformed services of the United States may elect to contribute to the Plan the Before-Tax Savings (including Catch-Up Contributions) and/or After-Tax Savings that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Company throughout such period of absence (“make-up contributions”). For purposes of determining the amount of make-up contributions a Member may make, his Salary for the period of absence shall be deemed to be the rate of Salary he would have received had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Member’s Salary during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period). Any Before-Tax Savings, Catch-Up Contributions, and/or After-Tax Savings so determined shall be limited as provided in Sections 4.1(c), 4.1(d) and 4.6 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. The make-up contributions may be made over a period not to exceed three times the period of military leave or five years, if less, but in no event later than the Member’s Termination of Employment (unless he is subsequently rehired). The make-up period shall start on the later of (i) the Member’s date of reemployment, or (ii) the date the Benefits Administration Committee notifies the Employee of his rights under this Section. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made.

(b)	With respect to a Member who makes the election described in paragraph (a) above, the Company shall make Company Matching Contributions on the make-up contributions in the amount described in Section 5.1, as in effect for the Plan Year to which such make-up contributions relate. Company Matching Contributions under this paragraph shall be made to the Plan at the same time as Company Matching Contributions are required to be made for Before-Tax Savings and/or After-Tax Savings made during the same period as the make-up contributions are actually made. Earnings (or losses) on Company Matching

Contributions shall be credited commencing with the date the contributions are made. Any limitations on Company Matching Contributions described in Section 4.6 shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

(c)	The Company shall make Company Floor Contributions in the amount described in Section 5.2, as in effect for the Plan Year to which such Company Floor Contributions relate. For purposes of determining the amount of such Company Floor Contributions, his Salary for the period of absence shall be deemed to be the rate of Salary he would have received had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Member’s Salary during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period). Company Floor Contributions under this paragraph shall be made as soon as practicable after the Member’s reemployment and shall be deemed to have been made to the Plan at the same time as such contributions would have been made but for the Member’s absence. Earnings (or losses) on Company Floor Contributions shall be credited commencing with the date the Company Floor Contributions are made.

(d)	All contributions under this Section, other than make-up Catch-Up Contributions, are considered “annual additions,” as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 5.6 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made.

(e)	Notwithstanding any other provisions of this Section, the maximum amount of make-up contributions made by or on behalf of a Member shall be reduced by the actual amount of Company Floor Contributions, Before-Tax Savings (including Catch-Up Contributions), After-Tax Savings, and Company Matching Contributions, as applicable, made by or on behalf of the Member during his period of service in the uniformed services as a result of differential wage payments (as defined in Section 3401(h) of the Code) that were made to the Member or for any other reason.
5.8	Return of Contributions
(a)	If all or part of the Company’s deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Company without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Company are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

(b)	The Company may recover, without interest, the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(c)	In the event that Before-Tax Savings made under Section 4.1(a) are returned to the Company in accordance with the provisions of this Section, the elections to reduce Salary that were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Before-Tax Savings so returned shall be distributed in cash to those Members for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of paragraph (a) above, the amount of Before-Tax Savings to be distributed to Members shall be adjusted to reflect any investment gains or losses attributable to those contributions.
5.9	Contributions Not Contingent Upon Profits

The Company may make contributions to the Plan without regard to the existence or the amount of current and accumulated Company earnings and profits. Notwithstanding the foregoing, however, this Plan is designed to qualify as a “profit-sharing plan” for all purposes of the Code.

ARTICLE 6
VESTED SHARE OF ACCOUNTS
6.1	After-Tax Account, Before-Tax Account, Company Floor Account, Prior Plan Account and Rollover Account

A Member shall at all times be 100 percent vested in, and have a nonforfeitable right to, his After-Tax Account, Before-Tax Account, Company Floor Account, Prior Plan Account and Rollover Account.

6.2	Prior ESOP Account

Each Member and Deferred Member who performed services for Pre-Distribution ITT at any time between June 30, 1995 and December 19, 1995 shall be 100 percent vested in, and have a nonforfeitable right to, his Prior ESOP Account.

6.3	Company Matching Account
(a)	Each Member shall be vested in, and have a nonforfeitable right to, the portion of his Company Matching Account that is attributable to Company Matching Contributions made for periods on and after December 19, 1995 in accordance with the following schedule:

Nonforfeitable
Years of Service	Percentage
less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%
(b)	Notwithstanding (a) above, a Member shall immediately be 100 percent vested in, and have a nonforfeitable right to, the portion of his Company Matching Account that is attributable to Company Matching Contributions made for periods on and after December 19, 1995 if any one of the following events occurs during his employment by the Company or an Associated Company:
(i)	his attainment of age 65;

(ii)	his Retirement;

(iii)	his Disability;

(iv)	his death;

(v)	termination of the Plan; or

(vi)	complete discontinuance of Company contributions.

Effective January 1, 2007, for purposes of (iv) above, if a Member dies while performing qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994, he shall be considered to have died while employed by the Company or an Associated Company and shall be 100 percent vested in, and have a nonforfeitable right to, the portion of his Company Matching Account attributable to Company Matching Contribution made for periods on and after December 19, 1995.
Any amounts forfeited under this Section shall be applied as specified in Sections 5.5, 11.7, or 14.2(b), as applicable.

6.4	Dividends

Each Member and Deferred Member shall be vested in, and have a nonforfeitable right to, all dividends with respect to ITT Stock in his Account paid on or after November 27, 2001.

6.5	Prior Forfeitures

In the case of a Member or Deferred Member who did not perform services for Pre-Distribution ITT between June 30, 1995 and December 19, 1995, balances in his ESOP Account and Company Matching Account that were forfeited under the Pre-Distribution ITT Plan shall remain forfeited, except to the extent restored pursuant to Section 11.7(b) of this Plan on account of subsequent employment with the Company.

6.6	Special Vesting Provisions for Certain Members Affected by Corporate Transactions

Notwithstanding the preceding provisions of this Section, the Board of Directors or its designee may designate, on a basis uniformly applicable to all persons similarly situated, that certain Members affected by corporate transactions shall be 100% vested in their Accounts pursuant to certain merger, acquisition or other corporate transaction agreements or applicable law.

ARTICLE 7
INVESTMENT OF CONTRIBUTIONS
7.1	Investment Funds
(a)	Contributions to the Plan shall be invested by the Trustee in one or more Investment Funds as authorized by the PFTIC. Such Investment Funds shall include:
(i)	the Exelis Stock Fund;

(ii)	such Target Retirement Funds as the PFTIC shall select; and

(iii)	for such period after the Effective Date as shall be determined by the PFTIC, the Xylem Stock Fund and the ITT Stock Fund.
Such Investment Funds may also include equity funds, international equity funds, fixed income funds, money market funds, and other funds as the PFTIC elects to offer.

(b)	In addition to the Investment Funds selected by the PFTIC, a Member may establish a self-directed brokerage account (“SDA”), subject to the following terms and conditions:
(i)	Common stock of the Company is not a permitted investment in the SDA.

(ii)	Account fees associated with a Member’s SDA, as well as commissions, special handling fees, and any other transaction charges associated with transactions in the Member’s SDA will be charged to the Member’s SDA.
(c)	In any Investment Fund, the Trustee temporarily may hold cash or make short-term investments in obligations of the United States Government, commercial paper, an interim investment fund for tax-qualified employee benefit plans established by the Trustee, unless otherwise provided in the applicable trust agreement or by applicable law, or other investments of a short-term nature. Notwithstanding the foregoing, the Trustee in its discretion may hold such amounts in cash, consistent with its obligations as Trustee, as it deems advisable in accordance with the provisions of the trust agreement.

(d)	For the purpose of determining the value of Exelis Stock, ITT Stock, or Xylem Stock hereunder, in the event such stock is traded on a national securities exchange, such stock shall be valued as of the closing quoted selling price of such stock on the New York Stock Exchange composite tape on the business day such stock is delivered to the Trustee. In the event such Exelis Stock, ITT Stock, or Xylem Stock is not traded on a national securities exchange, such shares shall be valued in good faith by an independent appraiser selected by the Trustee and meeting requirements similar to those in the regulations prescribed under Section l70(a)(1) of the Code.

(e)	The Plan is intended to constitute a plan described in Section 404(c) of ERISA. Consequently, each Member is solely responsible for the selection of his investment options. The Trustees, the Benefits Administration Committee, the Company, the PFTIC, and the officers, supervisors, and other employees of the Company are not empowered to advise a Member as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in the Investment Fund.

(f)	The Trustee, or such other custodian as the PFTIC may designate, shall maintain the Exelis Fund. It is specifically contemplated that the Exelis Stock Fund will operate as an employee stock ownership plan (“ESOP”) that is designed to invest primarily in Exelis Stock, within the meaning of Section 4975(e)(7) of the Code. Consistent with the Exelis Stock Fund’s status as an ESOP, the Trustee may keep such amounts of cash, securities or other property as it, in its sole discretion, shall deem necessary or advisable as part of the Trust Fund, all within the limitations specified in the trust agreement.

(g)	Dividends, interest, and other distributions received on the assets held by the Trustee in respect to the Investment Funds shall be reinvested in the respective Investment Fund, provided, however, with respect to the Exelis Stock Fund, dividends, interest, and other distributions received on the assets held by the Trustee in respect to the Exelis Stock Fund shall be reinvested in the Exelis Stock Fund, except as otherwise may be provided in Section 8.7 with respect to dividends on Exelis Stock.
7.2	Investment of Contributions

Contributions under the Plan shall be invested by the Trustee as follows:
(a)	Subject to the provisions of (b), (c), (d) and (e) below, a Member shall make one investment election, in multiples of 1%, covering his Member Savings, Company Matching Contributions and Company Floor Contributions made to his Accounts, to have such amounts invested in any one or more of the Investment Funds. If no investment election is made, such amounts shall be invested in the Target Retirement Fund that is appropriate based on the Member’s year of birth (or such other Investment Fund as may be designated by the PFTIC), unless and until the Member elects to have all or part of his contributions invested in or transferred to other funds pursuant to Sections 7.3 and 7.4.

(b)	A Member cannot elect to direct the investment of any amounts into the ITT Stock Fund or the Xylem Stock Fund prospectively. Amounts invested in the ITT Stock Fund or the Xylem Stock Fund as a result of the restructuring of ITT coincident with the establishment of the Plan are the only amounts that may be invested in such funds. A Member may elect at any time to direct the amounts invested in the ITT Stock Fund or the Xylem Stock Fund into any other Investment Fund in the Plan, subject to the provisions of this Section 7.2 and Section 7.4.

(c)	Except as provided in Section 7.4(d), no more than 20% of a Member’s Accounts may be invested in the Exelis Stock Fund. A Member’s investment election with respect to future contributions cannot direct more than 20% to be invested in the Exelis Stock Fund.

(d)	Contributions may not be initially invested in a Member’s SDA. Any amounts to be invested in a Member’s SDA must be transferred into the SDA pursuant to Section 7.4.

(e)	A Member making a Rollover Contribution pursuant to Section 4.4 or a transfer contribution pursuant to Section 4.8 may make a separate initial investment election under this Section 7.2. Such Rollover Contribution or transfer contribution shall be invested, in multiples of 1%, in any one or more of the Investment Funds as elected by the Member. Notwithstanding the preceding sentence, Rollover Contributions or transfer contributions may not be initially invested in the Exelis Stock Fund, the ITT Stock Fund, Xylem Stock Fund, or a Member’s SDA. A Member may subsequently transfer or reallocate his Rollover Contributions or transfer contributions to the Exelis Stock Fund or the Member’s SDA pursuant to Section 7.4. If a Member has not made an election with respect to the initial investment of his Rollover Contributions or transfer contributions, such Rollover Contributions or transfer contributions shall be invested in the Target Retirement Fund that is appropriate based on the Member’s year of birth (or such other Investment Fund as may be designated by the PFTIC).

(f)	A Member may enroll in a managed account program under which investment professionals will monitor the Member’s Plan Accounts and manage all investment elections and transactions. The terms of the program shall supersede any contrary provisions of this Plan with respect to Members enrolled therein and any fees charged to the Member will be determined under the terms of the program.

(g)	A Member’s Prior ESOP Account shall be invested entirely in the Exelis Stock Fund, ITT Stock Fund, and Xylem Stock Fund, as applicable, except when a Member elects to have all or part of his Prior ESOP Account transferred to or invested in another Investment Fund pursuant to this Article 7.
7.3	Changes in Investment Election for Future Contributions

On any business day, by making an election in a form or manner approved by the Benefits Administration Committee for such purpose, a Member may change his investment election within the limitations set forth in Section 7.2 with respect to future Savings and Company Matching and Floor Contributions to be made for any payroll deposited with the Trustee on or after the effective date of such notice. The effective date of such election shall be the business day following the date of the election. A Member shall be permitted to make only one investment election, covering his Member Savings, Company Floor Contributions and Company Matching Contributions. A separate election may be made for future Rollover Contributions.

7.4	Redistribution of Investments

Members and Deferred Members may redistribute their investments as follows:
(a)	On any business day, by making an advance election in a form or manner approved by the Benefits Administration Committee for such purpose, a Member or Deferred Member may elect to reallocate (or transfer, as the case may be) on any Valuation Date all or part, in multiples of 1%, all of his Accounts among the Investment Funds, provided however no more than 20% of a Member’s Accounts may be invested in the SDA or the Exelis Stock Fund after such reallocation or transfer and no amounts may be reallocated or transferred into the Xylem Stock Fund or the ITT Stock Fund, except as provided below. The reallocation or transfer shall be effective as soon as administratively practicable after the Valuation Date.

(b)	The PFTIC may establish such rules and restrictions regarding the redistribution of investments as it deems appropriate, including restrictions on the maximum number of transfers in a calendar month.

Unless otherwise provided by the PFTIC, a Member or Deferred Member may perform a maximum of four fund reallocations or transfers in any calendar month. For purposes of this Section, a reallocation or a transfer shall be defined as a single reallocation or a single transfer, or as a series of reallocations and/or transfers taking place on a single business day. Transfers within the SDA shall not be taken into account for purposes of the limitation on reallocations or transfers described above.

(c)	Any amounts invested in a fund of guaranteed investment contracts or an investment fund covered by a prospectus or other document of similar import or effect shall be subject to any and all terms of such contracts, prospectus or other documents of similar import or effect, including any limitations therein placed on the exercise of any rights otherwise granted to a Member or Deferred Member under any other provisions of this Plan with respect to such amounts.

(d)	No more than 20% of a Member’s Accounts may be invested in the Exelis Stock Fund. Notwithstanding the foregoing, a Member with more than 20% of his Accounts invested in the ITT Stock Fund under the ISP immediately prior to October 31, 2011 (or such other date as may be designated by the PFTIC) may elect to direct that amounts invested in the Xylem Stock Fund and/or the ITT Stock Fund be transferred to the Exelis Stock Fund without regard to the 20% limit, provided, however, that such Member may not make any further investments in, or transfers into, the Exelis Stock Fund until the 20% limitation described in the preceding sentence has been complied with.
7.5	Valuation Date

The Valuation Date applicable with respect to reallocations made in accordance with Section 7.4 shall be the business day such election is received and processed by the Savings Plan Administrator or its designee and shall not be later than the next business day following the day on which the Member’s completed request is received and processed by the Savings Plan Administrator or its designee.

7.6	Voting of Exelis Stock

Each Member, Deferred Member, or Beneficiary (in the event of the death of the Member or Deferred Member) is, for the purposes of this Section 7.6, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA with respect to the shares of Exelis Stock allocated to his Accounts, determined as herein described. Each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) may direct the Trustee as to the manner in which the Exelis Stock allocated to his Accounts, determined as herein described, is to be voted. An individual’s proportionate share of the Exelis Stock Fund as to which he holds fiduciary status for voting purposes shall be determined at the time such voting rights are exercisable by multiplying the number of shares credited at that time to such portion by a fraction, the numerator of which is the value (as of the Valuation Date designated by the Benefits Administration Committee for this purpose) of that part of the Member’s Accounts invested in the Exelis Stock Fund with respect to which the Member provides instructions to the Trustee and the denominator of which is the aggregate value of all amounts allocated to that part of all Member Accounts which is invested in the Exelis Stock Fund for which instructions are provided to the Trustee. Before each annual or special meeting of shareholders of Exelis, each Member, Deferred Member, and Beneficiary shall be furnished with information regarding how to obtain a copy of the proxy solicitation material for such meeting and the form requesting instructions to the Trustee on how to vote the Exelis Stock allocated to such Member’s, Deferred Member’s and Beneficiary’s Accounts. Upon receipt of such instructions, the Trustee shall vote such shares as instructed. In lieu of voting fractional shares as instructed by Members, Deferred Members, or Beneficiaries, the Trustee may vote the combined fractional shares of Exelis Stock to the extent possible to reflect the directions of Members, Deferred Members, or Beneficiaries with allocated fractional shares of each class of stock. The Trustee shall vote shares of Exelis Stock allocated to Accounts under the Plan but for which the Trustee received no valid voting instructions in the same manner and in the same proportion as the shares of Exelis Stock in the

Accounts in the respective funds with respect to which the Trustee received valid voting instructions are voted. Instructions to the Trustee shall be in such form and pursuant to such regulations as the Benefits Administration Committee may prescribe.

Any instructions received by the Trustee from Members, Deferred Members, and Beneficiaries regarding the voting of Exelis Stock shall be confidential and shall not be divulged by the Trustee to the Company, or to any director, officer, employee or agent of the Company, it being the intent of this provision of this Section 7.6 to ensure that the Company (and its directors, officers, employees and agents) cannot determine the voting instructions given by any Member, Deferred Member, or Beneficiary.

In the event of a tender or exchange offer, the provisions of Article 15 shall control, rather than this Section.

7.7	Blackout Periods

Notwithstanding any provision of the Plan to the contrary, when required for administrative reasons, the Benefits Administration Committee may temporarily suspend, limit, or restrict the rights of Members, Deferred Members, Beneficiaries or alternate payees (as applicable) to direct or diversify the investment of some or all of their Accounts, to obtain loans from the Plan, and to obtain distributions (including in-service withdrawals) from the Plan. The number and length of such suspensions and the imposition of such limitations or restrictions shall be limited to the greatest extent practicable. Any suspension, limitation or restriction of rights under this Section shall comply with all applicable law and any guidance issued thereunder and may be imposed only if the Benefits Administration Committee timely provides notice of the suspension, limitation or restriction of such rights, as required by Section 101 of ERISA, any guidance issued thereunder, and any other applicable law.

ARTICLE 8
CREDITS TO MEMBERS’ ACCOUNTS, VALUATION AND
ALLOCATION OF ASSETS
8.1	Before-Tax Savings, After-Tax Savings and Rollover Contributions

Before-Tax Savings, After-Tax Savings and Rollover Contributions made on behalf of or by a Member shall be allocated to the Before-Tax Account, After-Tax Account or Rollover Account of such Member, as appropriate, as soon as practicable after such contributions are transferred to the Trust Fund.

8.2	Company Matching Contributions

Company Matching Contributions made for a Member shall be allocated to the Company Matching Account of such Member, as soon as practicable after such contributions are made to the Trust Fund.

8.3	Company Floor Contributions

Company Floor Contributions made for a Member shall be allocated to the Company Floor Account of such Member, as soon as practicable after such contributions are made to the Trust Fund.

8.4	Credits to Members’ Accounts

At the end of each business day in which the Plan is in effect and operation, the amount of each Member’s credit in each of the Investment Funds shall be expressed and credited in dollars of contributions by the Member and Company allocated to a Member’s Accounts for such day. For purposes of this Article 8, “business day” means each day on which the New York Stock Exchange or any successor to its business is open for trading or such other day(s) as may be designated by the PFTIC.

8.5	Valuation of Assets

At the end of each business day, the Trustee shall determine the total fair market value of all assets then held by it in each Investment Fund. The Benefits Administration Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

8.6	Allocation of Assets

At the end of each business day when the value of all assets in each Investment Fund has been determined pursuant to Section 8.5, the Trustee shall determine the gain or loss in the value of such assets in each of the Investment Funds. Such gain or loss shall be allocated pro rata by Investment Fund to the balances credited to the Accounts of all Members and Deferred Members as of such business day.

8.7	Dividends Paid with respect to Stock in the ESOP

Dividends with respect to ITT Stock and Xylem Stock shall be reinvested in the ITT Stock Fund and Xylem Stock Fund, respectively. Dividends with respect to Exelis Stock shall be subject to the following provisions:
(a)	Dividend Election

A Member or Deferred Member may elect, with respect to a dividend paid on Exelis Stock in the ESOP as of the record date of such dividend, to have the dividend either distributed in cash to the Member or Deferred Member or reinvested in shares of Exelis Stock, provided however that if the amount of dividends to be paid to the Member or Deferred Member is ten dollars or less, said dividends shall be automatically reinvested in shares of Exelis Stock. The Savings Plan Administrator shall prescribe rules regarding the timing and manner of a dividend election.

(b)	Default Election

In the absence of an affirmative dividend election, the Member or Deferred Member shall be deemed to have elected to have the dividend reinvested in Exelis Stock.

(c)	Effect and Duration of Election

An election made in accordance with (a) or (b) above shall remain in effect until changed by the Member or Deferred Member in accordance with the rules established by the Savings Plan Administrator. The election shall apply to all dividends with a record date on or after the election date.

A Member or Deferred Member may change his dividend election at any time in the manner prescribed by the Savings Plan Administrator.

Notwithstanding any provision of this Section to the contrary, in the event that two or more dividend checks payable to a Member remain uncashed at one time, that action shall be deemed as an election by the Member to have his dividends reinvested in Exelis Stock in the Plan and the Savings Plan Administrator shall reinvest any further dividends payable to the Member until the Member cashes the outstanding checks and makes another affirmative election to receive his dividends in cash.

(d)	Cash Payment

Dividends elected to be paid in cash shall be distributed to the Member or Deferred Member as soon as administratively practicable after the dividend is received by the Trustee in the Trust Fund. The amount of cash dividends distributed shall be reduced by the amount of any losses attributable to such dividends while held in the Trust Fund. No earnings attributable to such dividends shall be distributed.

ARTICLE 9
WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT
9.1	General Conditions for Withdrawals

At any time before Termination of Employment, a Member may request a withdrawal from his Accounts by submitting to the Savings Plan Administrator or its designee an election in a form or manner approved by the Benefits Administration Committee, and shall conform to the standards set by the Benefits Administration Committee, if any, regarding minimum and maximum amounts of withdrawals. Any such withdrawal shall be in accordance with the conditions of Section 9.2 or Section 9.3. For purposes of this Article 9, a Member’s Accounts shall be valued as of the applicable Withdrawal Valuation Date. Amounts to be distributed to Members will not participate in the investment experience of the Plan after the Withdrawal Valuation Date. Such amounts generally will be paid as soon as administratively possible following the Withdrawal Valuation Date. Except where specifically provided otherwise, Savings by the Member under the Plan may be continued without interruption.

9.2	Withdrawals from Certain Accounts

Subject to the provisions of Section 9.1, a Member (but not a Deferred Member) can withdraw amounts in any whole dollar amount or percentage less than or equal to the described value of the following Accounts; provided, however, that the full withdrawable amount from each source from (a) through (h) below must be withdrawn before any amount can be withdrawn from the source next following on the list of sources from (a) through (h) below:
(a)	all or a portion of his After-Tax Account;

(b)	all or a portion of his Prior Plan Account;

(c)	all or a portion of his Rollover Account;

(d)	all or a portion of his Prior ESOP Account;

(e)	Company Floor Contributions and a Member’s Vested Share of Company Matching Contributions, including any earnings related to such contributions, that were made by the Company prior to October 1, 1996; and

(f)	Company Floor Contributions and a Member’s Vested Share of Company Matching Contributions that were made by the Company on and after October 1, 1996, including any earnings related to such contributions, provided such contributions have been in the Plan more than 24 months prior to the proposed Withdrawal Valuation Date.
Withdrawals will be deemed to be deducted from each of the Investment Funds described in Article 7 on a pro rata basis, provided, however, that no amount shall be deemed to be deducted from the Exelis Stock Fund until all amounts have been withdrawn from all of the other Investment Funds, and provided further that amounts invested in a Member’s SDA are not available as a source of any withdrawals described herein. Notwithstanding the foregoing, however, a Member may reallocate his balance in the SDA to the other Investment Funds in the Plan as provided in Article 7 and such Investment Funds (other than the Exelis Stock Fund) may then be available as a source for withdrawals in accordance with the provisions of this Article 9.

9.3	Withdrawal from Before-Tax Account
(a)	Subject to the provisions of Sections 9.1 and 9.8, a Member who has attained age 59 1/2 as of a Withdrawal Valuation Date may withdraw all or any portion of his Before-Tax Account.

(b)	Subject to the provisions of Section 9.1 and 9.8, a Member who has not attained age 59 1/2 as of a Withdrawal Valuation Date and who has withdrawn all amounts available under Section 9.2 may withdraw all or a portion of his Before-Tax Account (except for the portion that represents investment earnings credited to his Before-Tax Account provided he has an immediate and heavy financial need and the withdrawal is necessary to satisfy such need, as provided below. If a Member has not withdrawn all amounts available under Section 9.2, he must take a separate withdrawal of the amounts available under Section 9.2 and that withdrawal shall not be treated as a withdrawal due to hardship.
(i)	As a condition for receiving a withdrawal pursuant to the provisions of this Section 9.3(b), there must exist with respect to the Member an immediate and heavy financial need to draw upon his Accounts. For purposes of this subparagraph (b), the Benefits Administration Committee shall presume the existence of an immediate and heavy financial need if the requested withdrawal is on account of any of the following:
(A)	expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income);

(B)	costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

(C)	payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Member, his spouse, children or dependents (as defined in Section 152 of the Code and determined without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(D)	payment of amounts necessary to prevent eviction of the Member from his principal residence or to avoid foreclosure on the mortgage of his principal residence;

(E)	payments for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B) of the Code);

(F)	expenses for the repair of damages to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of the Member’s adjusted gross income); or

(G)	the inability of the Member to meet such other expenses, debts, or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.

The amount of the withdrawal may not be in excess of the amount of the financial need of the Member, including an additional amount equal to 20 percent of the amount otherwise needed to satisfy such financial need to pay any federal, state, or local taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the hardship distribution.

(ii)	As a condition for receiving a withdrawal pursuant to the provisions of this Section 9.3(b), the Member must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in (i) above. For purposes of this subparagraph, the Benefits Administration Committee shall presume that the withdrawal is necessary to satisfy the immediate and heavy financial need if the following requirements are met:
(A)	The Member has obtained all distributions (other than hardship distributions) available under all other retirement plans maintained by the Company and all Associated Companies, including this Plan and including distribution of all cash dividends currently available to the Member under Section 8.7 of the Plan and all non-taxable loans available under all retirement plans maintained by the Company and all Associated Companies, including this Plan, provided that the loan repayments do not result in an additional financial hardship for the Member.

(B)	The Member agrees to cease all Before-Tax Savings and After-Tax Savings under this Plan and under any other plans of the Company or of any Associated Company for a period of not less than six months following the hardship withdrawal.
The Benefits Administration Committee or its designee shall make determinations of financial hardship in a uniform and nondiscriminatory manner, with reference to all the relevant facts and circumstances and in accordance with applicable tax law under Section 40l(k) of the Code.
9.4	Form of Payment

Withdrawal payments shall be made in the form of cash, except that the Member may request to receive the portion of his Accounts invested in the Exelis Stock Fund to be paid in shares of Exelis Stock, with any fractional shares being paid in cash.

9.5	Death after Withdrawal Election

If a Member elects a withdrawal and dies after the issuance of the check(s) or shares of Exelis Stock comprising such withdrawal but prior to negotiation of such check(s) comprising all or a portion of such distribution, then any unpaid cash portion of the withdrawal as represented by the non-negotiated check(s) shall be paid to his estate. If more than one check comprises such withdrawal and the Member negotiates the first check but dies prior to the issuance of any subsequent check, then any subsequent check shall be paid to his estate. If a Member elects a withdrawal and dies prior to the issuance of any check(s) or shares of Exelis Stock comprising such withdrawal, then the withdrawal election shall be voided.

9.6	Direct Rollover

Certain withdrawals or portions thereof paid pursuant to this Article 9 may be “eligible rollover distributions” as defined and discussed in Section 11.8 and are governed with respect thereto by such Section.

9.7	Repayment of Withdrawal from Plan

If a Member made a withdrawal prior to September 30, 1996, as a result of which he forfeited all or a portion of the value of his “Company Contribution Account” under the Plan at such time, he shall be permitted to repay in full the amounts previously withdrawn from his “Company Contribution Account” by providing to the Savings Plan Administrator or its designee prior written notice on a form approved by the Benefits Administration Committee for such purpose. Such payment may be made at any time provided the Member is then eligible for the Plan and further provided the Member has not incurred a Break in Service. Such repayment amounts shall be deposited into the Member’s Company Matching Accounts and invested in accordance with the Member’s investment election under Section 7.2.

9.8	Penalty for Withdrawal of Certain Amounts

Notwithstanding anything to the contrary herein, a Member who withdraws amounts from his Company Floor Account, his ESOP Account or his Vested Share of his Company Matching Account pursuant to Section 9.2 shall have Company Matching Contributions made pursuant to Section 5.1 suspended for a period of three months following the applicable Withdrawal Valuation Date. However, during this period Company Floor Contributions will continue to be made to the Member’s Account and he may continue to make Before-Tax Savings, After-Tax Savings and Rollover Contributions.

9.9	Determination of Vested Share of Company Matching Account

If a Member is not fully vested in his Company Matching Account at the time he makes a withdrawal from that Account under this Article, as of any subsequent date, such Member’s Vested Share of his Company matching Account shall be determined in accordance with the following formula:
X = P × (AB + D) — D
where X is the value of the Member’s Vested Share of such Account, P is the nonforfeitable percentage at the relevant time, AB is the value of his Company Matching Account at the relevant time, and D is the amount of the prior distribution from such Account.

ARTICLE 10
LOANS
10.1	General Conditions for Loans

Subject to the restrictions in this Article 10, at any time before Termination of Employment, a Member may file an application in a form or manner approved by the Benefits Administration Committee requesting a loan from his Accounts. By filing the loan forms, the Member:
(a)	specifies the amount and the term of the loan;

(b)	agrees to the annual percentage rate of interest;

(c)	agrees to the finance charge;

(d)	promises to repay the loan; and

(e)	authorizes the Company to make regular payroll deductions to repay the loan, with the loan repayments computed based on the frequency of the Member’s payroll payments.
The Member shall certify in such application as to the existence and amount of any outstanding loans (including any loans deemed distributed) from any qualified plans maintained by the Company and all Associated Companies. The Benefits Administration Committee may, in its sole discretion, deny a loan to a Member who is a director or executive officer (or the equivalent thereof) of the Company or of an Associated Company based on a reasonable concern regarding the legality of the loan under Section 13(k) of the Securities Exchange Act of 1934.

If at the time a loan is to be issued to a Member a prior loan has been deemed distributed to the Member and not repaid, a new loan may only be issued to a Member if the Member repays the unpaid loan balance, including accrued interest to the date of repayment.

To the extent required by law and under such rules as the Benefits Administration Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee who maintains an account balance under the Plan and who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

10.2	Amounts Available for Loans

A Member may request a loan in any specified whole dollar amount which must be at least $1,000 but which, when added to the outstanding balance of any other loans to the Member from this Plan or any other qualified plan of the Company or any Associated Company, including the amount of any unpaid deemed loan distribution and accrued interest thereon, does not exceed the lesser of:
(a)	50% of his Vested Share; or

(b)	$50,000, reduced by the excess of (i) the Member’s highest outstanding loan balance(s) from this Plan or any other plan sponsored by the Company or any Associated Company, if any, during the one-year period ending on the day before the day the loan is made, over (ii) the outstanding balance of loans to the Member from such plans on the date on which the loan is made.

For purposes of determining amounts actually available for loans, a Member’s Vested Share shall be determined based on the Loan Valuation Date at the time he files his loan request with the Savings Plan Administrator or its designee.

10.3	Account Ordering for Loans

For purposes of processing a loan, the amount of such loan will be deducted from the Member’s Accounts in the order set by the Benefits Administration Committee under loan rules.

A loan is deducted from a Member’s Accounts as of the Loan Valuation Date. Amounts so deducted and distributed to a Member as a Plan loan will not participate in the investment experience of the Plan except as such amounts are repaid to the Member’s Accounts. Loans will be deemed to be deducted from each of the Investment Funds on a pro rata basis, provided, however, that no amount shall be deemed to be deducted from the Exelis Stock Fund until all amounts have been withdrawn from all of the other Investment Funds, and provided further that amounts invested in a Member’s SDA are not available as a source of any loans described herein. Notwithstanding the foregoing, however, a Member may reallocate his balance in the SDA to the other Investment Funds and such Investment Funds may then be available as a source for loans.

10.4	Interest Rate for Loans

The Benefits Administration Committee shall establish and communicate to Members a reasonable rate of interest for loans commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, as determined by the Benefits Administration Committee, which interest rate shall remain in effect for the term of the loan, except that with respect to a Member who enters the uniformed services of the United States, the Member may elect to have the interest rate applicable to the unpaid loan balance during the period of leave reduced to 6%.

10.5	Term and Repayment of Loan
(a)	The term of any loan shall be for a period of from 1 to 60 whole months, at the election of the Member, provided that a Member who is using a loan to acquire his own principal residence may elect to repay a loan over a period of whole months between 1 and 180. Except as provided in (b) or (c) below, payments of principal and interest will be made by after-tax payroll deductions or in a manner agreed to by the Member and the Benefits Administration Committee in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period. A Member who is actively employed by the Company cannot elect to cease payroll deductions for repayment of a loan. Except as set forth below with respect to Members who enter the uniformed services of the United States, no extension of the loan term shall be permitted after the loan is made. Repayment of the loan is made to the Member’s Accounts from which the loan amount was deducted in the inverse order to the Account Ordering for Loans described in Section 10.3. Repayments are invested in the Member’s Accounts in accordance with his current investment election. Loan repayments are not credited with investment experience under the Plan until the first business day following the day on which such repayments are received by the Trust Fund.

Notwithstanding the foregoing, a Member may repay a loan for the purpose of acquiring his own principal residence over a period of up to 30 years provided that such loan was transferred to the Plan from the Goulds Pumps, Inc. Retirement Savings and Investment Plan.

(b)	If a Member with an outstanding loan takes a leave of absence to enter the uniformed services of the United States, and such Member will receive military differential wage payments (as defined in Section 3401(h) of the Code) in an amount equal to or greater than his loan repayment, his after-tax payroll deduction loan repayments shall continue during such leave of absence. If a Member with an outstanding loan takes a leave of absence to enter the uniformed services of the United States and such Member will not receive military differential wage payments sufficient to cover his loan repayments, his after-tax payroll deduction loan repayments shall be suspended during the period of leave unless the Member elects to make payments directly by certified check or money order. If payments are suspended, upon the Member’s reemployment from the uniformed services, the period of repayment shall be extended by the number of months of the period of service in the uniformed services or, if greater, the number of months that would remain if the original loan term were five years plus the number of months in the period of absence; provided, however, if the Member incurs a Termination of Employment and requests a distribution pursuant to Article 11, the loan shall be canceled, and the outstanding loan balance shall be distributed pursuant to Article 11. The Member shall resume payments in the same amount as before the leave with the balance of the loan (including any interest that accrued during the period of uniformed service) due upon the expiration of the repayment period. Alternatively, the Member may elect to have the remaining balance (including any interest that accrued during the period of uniformed service) reamortized in substantially level installments over the extended term of the loan.

(c)	If a Member with an outstanding loan takes an authorized leave of absence without pay or reduced pay that is less than the required loan payments, for reasons other than to enter the uniformed services of the United States, loan payments may be suspended at the request of the Member, for a period of up to 12 months or until the end of the term of the loan, if earlier. Upon a Member’s reemployment from the leave of absence, the Member shall resume payments either in the same amount as before the leave with the full balance due upon the expiration of the repayment period or by reamortizing the loan in substantially level installments over the remaining term of the loan.
10.6	Frequency of Loan Requests

A Member may have no more than two loans outstanding at any time. Each loan shall be evidenced by a promissory note payable to the Plan.

10.7	Prepayment of Loans

A Member may prepay the entire outstanding balance of a loan, with interest to date of prepayment except as provided under Section 10.8, at any time. Partial prepayments are not permitted.

10.8	Outstanding Loan Balance at Termination of Employment

Upon a Member’s Termination of Employment, the Deferred Member may continue to make periodic repayments of his outstanding loans provided that his Vested Share plus his loan balance at the time of his Termination of Employment is greater than $5,000, and provided further that if the Deferred Member requests a distribution of his remaining Vested Share pursuant to Article 11, the unpaid loan balance shall be treated as an offset distribution.

If a Deferred Member fails to pay the loan balance in full or make loan repayments in accordance with Section 10.5, the Benefits Administration Committee may execute upon its security interest in the Member’s Accounts under the Plan to satisfy the debt; provided, however, the Plan shall not levy against amounts held in the Member’s Accounts until such time as a distribution of such Accounts could otherwise be made under the Plan.

10.9	Loan Default

Under certain circumstances, including, but not limited to, a Member’s failure to make timely loan repayment, the Benefits Administration Committee may declare the Member’s loan to be in default. If a Member’s loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Member’s Accounts under the Plan to satisfy the debt; provided, however, the Plan shall not levy against amounts held in the Member’s Accounts until such time as a distribution of such Accounts could otherwise be made under the Plan.

10.10	Incorporation by Reference

Any additional rules or restrictions as may be necessary to implement and administer Plan loans shall be in writing and communicated to Members. Such further documentation is hereby incorporated into the Plan by reference, and, pursuant to Section 13.2, the Benefits Administration Committee is hereby authorized to make such revisions to these rules, as it deems necessary or appropriate on the advice of counsel.

10.11	Death after Loan Application

If a Member applies for a loan and dies after a check for the loan amount has been issued but prior to negotiation of the check, then the loan shall be paid to his estate or voided, at the option of the Benefits Administration Committee. If a Member applies for a loan and dies before the check for the loan amount is issued, then the loan application shall be voided.

10.12	Transfer of Loans

The Benefits Administration Committee may designate that the Plan will accept the transfer of a loan from another qualified retirement plan on behalf of a Member who becomes an Employee as a result of an acquisition by the Company.

ARTICLE 11
DISTRIBUTIONS
11.1	General
(a)	Upon Termination of Employment, a Member may apply for distribution of the value of his Vested Share. Alternatively, upon Termination of Employment, a Member whose Vested Share exceeds $5,000 may elect to defer distribution of his Vested Share until December 31 of the year in which he attains age 70 1/2. If a Member terminates employment with no Vested Share, he shall be deemed to have received a full distribution of his benefit at the time of his Termination of Employment. If a Member whose Vested Share exceeds $5,000 does not apply for a distribution of his Vested Share within 90 days of his Termination of Employment, he shall be deemed to be a Deferred Member. A Deferred Member may elect a partial distribution of any portion of his Vested Share in a lump sum amount at any time, and from time to time, after his Termination of Employment, provided said Deferred Member is not receiving installment payments pursuant to an election under Section 11.3. All distributions under this Section 11.1(a) will be deemed to be deducted from each of the Deferred Member’s Investment Funds on a pro rata basis, provided, however, that no amount shall be deemed to be deducted from the Exelis Stock Fund until all amounts have been withdrawn from all of the other Investment Funds, and provided further that amounts invested in an SDA are not available as a source of any partial distributions described herein. Notwithstanding the foregoing, however, a Deferred Member may reallocate the balance in his SDA to other Investment Funds in the Plan as provided in Article 7 and such Investment Funds may then be available as a source for partial distributions under this Section.

(b)	Upon the death of a Member or Deferred Member, the value of such Member’s or Deferred Member’s Vested Share shall be distributed to his Beneficiary, subject to the following:
(i)	If the Member’s or Deferred Member’s Beneficiary is not the spouse of such Member or Deferred Member, the Member’s or Deferred Member’s Vested Share shall be distributed to the Beneficiary in accordance with said Beneficiary’s election under Section 11.3; provided the entire value of the Member’s Vested Share is distributed no later than five years from the Member’s or Deferred Member’s date of death. Such nonspouse Beneficiary may also elect partial distributions of the Member’s benefit in lump sums from time to time during this five-year period, provided that the entire value of the Member’s Vested Share is distributed no later than five years from the Member’s or Deferred Member’s date of death.

(ii)	If the Member’s or Deferred Member’s Beneficiary is his spouse and the value of the Vested Share to be distributed to the spouse Beneficiary exceeds $5,000, such spouse Beneficiary may elect to defer receipt of the Member’s or Deferred Member’s Vested Share until the December 31 Valuation Date of the year in which the Member or Deferred Member would have reached age 70 1/2. If a spouse Beneficiary’s Vested Share exceeds $5,000 and the spouse Beneficiary does not apply for a distribution of his Vested Share within 90 days of the Member’s or Deferred Member’s death, such spouse Beneficiary will be deemed to be a Deferred Member. Such spouse Beneficiary will receive distribution of the Vested Share as of the date the Member or Deferred Member would have attained age 65, provided such spouse Beneficiary files application for such distribution. A spouse Beneficiary may, however, file application for distribution of such Vested Share at any time prior to the December 31 Valuation Date of the year in which the Member or Deferred Member would have reached age 70 1/2. In addition to the methods of distribution in Section 11.3, a spouse Beneficiary of a deceased Member or Deferred Member may elect a partial distribution of any portion of his Vested Share in a lump-sum amount at any time, and from time to time and subject to the provisions of (a) above.
(c)	Notwithstanding any provision of the Plan to the contrary, distributions shall commence as follows:
(i)	A Member or Deferred Member who is a “5-percent owner” as defined in Section 416(i) of the Code must commence distribution of his Vested Share no later than December 31 of the year in which he attains age 70 1/2.

(ii)	A Member or Deferred Member who is not a “5-percent owner” as defined in Section 416(i) of the Code must commence distribution of his Vested Share after his Termination of Employment by December 31 of the later of the calendar year in which the Member attains age 70 1/2 or the calendar year in which the Member’s Termination of Employment occurs.

(iii)	The Vested Share of a Member or a Deferred Member who has attained age 70 1/2 shall be paid under the payment method described in Section 11.3(c)(ii) below.
(d)	Notwithstanding the provisions of (a), (b), or (c), above, or Section 11.3 below, a Member or Deferred Member (or Beneficiary) may elect to commence distribution of the value of the Member’s Vested Share held in the ESOP portion of the Plan not later than one year after the end of the Plan Year:
(i)	in which the Member separates from service on or after attaining age 65 or by reason of Disability or death; or

(ii)	which is the fifth Plan Year following the Plan Year in which the Member otherwise separates from service, unless the Member is reemployed by the Company or any Associated Company before such year.
Notwithstanding the foregoing, in the event a Member or Deferred Member fails to file a claim for benefits in accordance with the preceding sentence, the Member or Deferred Member shall be deemed to have elected to defer distribution of his Vested Share to as soon as administratively practicable following the date the Member terminated employment or attained age 70 1/2, if later; provided that in no event shall payment commence later than the April 1 following the calendar year in which the Member terminated employment or attained age 70 1/2, if later.
11.2	Valuation Date and Conditions of Distribution
(a)	The value of any distribution will be determined as of the Valuation Date on which a completed application for the distribution by the Member, Deferred Member or Beneficiary is received and processed by the Savings Plan Administrator (or its designee) or the next business day.

(b)	Application by the Member, Deferred Member or Beneficiary must be in a form or manner approved by the Benefits Administration Committee or its designee.

(c)	Generally, all funds distributed will be paid as soon as practicable following the applicable Valuation Date. If part of the distribution is to be paid in stock, the stock certificate will be distributed after the check representing the cash distribution has been distributed.
11.3	Methods of Distribution

After Termination of Employment occurs, and as soon as practicable following application by the Member, Deferred Member or Beneficiary, distributions under the Plan shall be made in the following manner:
(a)	All distributions from other than the Exelis Stock Fund shall be made in cash.

(b)	Unless the Member, Deferred Member or Beneficiary elects to take Exelis Stock for distributions from the Exelis Stock Fund, a distribution from such fund shall be in cash. In all cases, fractional shares shall be paid in cash.

(c)	All distributions shall be made in the form of a lump sum payment, unless the Member, Deferred Member or Beneficiary elects otherwise, as provided below. All distributions shall be made as soon as practicable after receipt of the application by the Member, Deferred Member or Beneficiary in accordance with Section 11.2(b). However, with prior notice in a form or manner approved by the Benefits Administration Committee, distribution may be made in one of the installment methods of payment described in (i) or (ii) below, subject to the restrictions provided below or in Section 11.1(b).
(i)	Provided the value of the Member’s, Deferred Member’s or Beneficiary’s Vested Share is at least $5,000, and the first payment is at least $1,000, by payment in annual installments over a period elected by the Member, Deferred Member or Beneficiary. The period over which annual installments may be paid may not exceed the life expectancy of the Member, Deferred Member or Beneficiary, or if the Member or Deferred Member (for this purpose Deferred Member does not include a spouse Beneficiary) is married, and so elects, the joint life expectancy of the Member or Deferred Member and the Member’s or Deferred Member’s spouse. All such installments shall be determined as follows:
(A)	The amount of the annual installments to be paid to each Member or Deferred Member (or Beneficiary in the event of the Member’s or Deferred Member’s death) making such an election shall be based upon the value of his Accounts as of the Valuation Date coinciding with or next following the date of receipt by the Savings Plan Administrator or its designee of his completed application and each anniversary thereof, and shall be determined by multiplying such value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of unpaid annual installments.

(B)	Any Member or Deferred Member who is no more than 70 years old and who elects annual installment payments may, at any time thereafter, elect, by filing a request with the Savings Plan Administrator or its designee, to cancel annual installment payments. The Valuation Date applicable to such election shall be the business day coinciding with or next following the date on which his completed request is received and processed by the Savings Plan Administrator or its designee. Such Member or Deferred Member may at any time thereafter, make another payment election under the Plan, provided that he may elect only a lump sum payment or partial distributions.

(C)	If a Member or Deferred Member’s Beneficiary is not his spouse, and the Member is deceased, annual installment payments to such Beneficiary may not extend beyond the end of the calendar year which contains the fifth anniversary of the death of the Member or Deferred Member.
(ii)	Provided the value of the Member’s, Deferred Member’s or Beneficiary’s Vested Share is at least $5,000, and the first payment is at least $1,000, by payment in annual installments over the Member’s or Deferred Member’s life expectancy or, if the Member or Deferred Member is married, and so elects, over the joint life expectancies of the Member or Deferred Member and the Member’s or Deferred Member’s spouse, as actuarially determined at the time of commencement of the initial installment and as redetermined annually thereafter. The amount of such installments will be based on the value of his Accounts as of the Valuation Date coinciding with or next following the date of receipt by the Savings Plan Administrator or its designee of his application and each anniversary thereof, and shall be determined by multiplying such value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of years and fraction thereof of his life expectancy based on his age and the mortality table adopted by the Benefits Administration Committee for such purpose at the time the installment is payable. Any Member or Deferred Member who is no more than 70 years old and who elects annual installment payments over his life expectancy may at any time thereafter elect to cancel such payments by filing a request with the Savings Plan Administrator or its designee. Such Member or Deferred Member may, at any time thereafter, make another payment election under the Plan. Life expectancy installments described in this paragraph are not available to a Beneficiary who is not the spouse of a Member or Deferred Member.
Installment payments under (i) or (ii) above shall be made in the form of Exelis Stock or cash, or both, as provided in (a) and (b), above.

(d)	If a Member or Deferred Member elects a distribution other than installments as provided in (c)(i) or (c)(ii) above and the Member or Deferred Member dies after the Valuation Date applicable to such distribution but prior to negotiation of any check(s) comprising any portion of such distribution, then the distribution otherwise payable in cash shall be paid to his estate. If more than one check comprises the cash portion of such distribution and the Member or Deferred Member negotiates the first check but dies prior to the negotiation of any subsequent check, then any subsequent check shall be paid to his estate. If a Member or Deferred Member elects a distribution and the Member or Deferred Member dies prior to the Valuation Date applicable to such distribution, then the distribution shall be paid to his Beneficiary.

(e)	If a Member or Deferred Member elects installment distributions as provided in (c)(i) or (c)(ii) above and the Member or Deferred Member dies before all the installments are paid, then the following provisions shall apply:

(i)	If the Member’s or Deferred Member’s Beneficiary is not his spouse, and if an installment is paid with a Valuation Date that occurred prior to the date of death of the Member or Deferred Member and prior to the Member’s or Deferred Member’s negotiation of the check comprising all or a portion of such installment, then such installment (or portion thereof) shall be paid to his estate; the remaining value of the Member’s or Deferred Member’s Accounts shall be paid to his Beneficiary at one time.

(ii)	If the Member’s or Deferred Member’s Beneficiary is not his spouse, such Beneficiary may request annual installment payments, provided that the number of installments does not extend beyond the end of the calendar year which contains the fifth anniversary of the death of the Member or Deferred Member.

(iii)	If the Member’s or Deferred Member’s Beneficiary is his spouse, then such spouse Beneficiary may continue receiving payment of the deceased Member’s or Deferred Member’s Accounts pursuant to the same method of distribution elected by the Member or Deferred Member, except that the spouse’s life expectancy shall be substituted for the life expectancy of the Member. The spouse Beneficiary may, at any time while receiving payment of such Accounts, elect, by filing a request with the Savings Plan Administrator or its designee, to cancel installment payments. Such spouse Beneficiary may at any time thereafter, elect a lump sum payment or partial distributions, subject to the provisions of Section 401(a)(9) of the Code.
(f)	The Vested Share of a Member who, following Termination of Employment, fails to apply for distribution of such Vested Share, shall be paid in cash (or, if the Member so elects shares of Exelis Stock) in the form of a lump sum payment, provided that the value of such Vested Share is $5,000 or less on a Valuation Date no earlier than the next business day following his Termination of Employment, without regard to the value of the Member’s Vested Share at the time of an earlier distribution.

In the event a Member who is subject to the provisions of the immediately preceding paragraph and whose Vested Share are in excess of $1,000 fails to make an affirmative election to either receive the lump sum payment in cash or have it directly rolled over to an eligible retirement plan pursuant to the provisions of Section 11.8 within such election period as shall be prescribed by the Benefits Administration Committee, the Benefits Administration Committee shall direct the Trustee to transfer such lump sum payment to an individual retirement plan (within the meaning of Section 7701(c)(37) of the Code) (“IRA”) selected by the PFTIC. The IRA shall be maintained for the exclusive benefit of the Member on whose behalf such transfer is made. The transfer shall occur as soon as practicable following the end of the election period. The funds in the IRA shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity, as determined from time to time by the PFTIC. In implementing the provisions of this paragraph, the Benefits Administration Committee and/or the PFTIC as appropriate pursuant to the terms of this paragraph, shall:
(i)	enter into a written agreement with each IRA provider setting forth the terms and conditions applicable to the establishment and maintenance of the IRA in conformity with applicable law;

(ii)	furnish Members with notice of the Plan’s automatic rollover provisions, including, but not limited to, a description of the nature of the investment product in which the assets of the IRA will be invested and how the fees and expenses attendant to the IRA will be allocated, and a statement that a Member may roll over the assets of the IRA to another eligible retirement plan. Such notice shall be provided to Members in such time and form as shall be prescribed by the Benefits Administration Committee in accordance with applicable law;

(iii)	keep records, when appropriate, of a Member’s after-tax basis in the amount transferred to the IRA; and

(iv)	fulfill such other requirements of the safe harbor contained in Department of Labor Regulation §2550.404a-2 and, if applicable, the conditions of Department of Labor Prohibited Transaction Class Exemption 2004-16.
Alternative methods of distribution may apply to that portion of a Member’s or a Deferred Member’s Accounts attributable to a Prior Plan Account, as specified in the applicable appendices to the Plan.

11.4	Death of Beneficiary

Notwithstanding any provision of the Plan to the contrary, upon the death of a Beneficiary with Accounts remaining in the Plan, the remaining value of all such Accounts shall be paid in a lump sum distribution within one year of the Beneficiary’s death to the Beneficiary selected by the Beneficiary, if any, or if no such Beneficiary has been named by the Beneficiary, the remaining value of all such Accounts shall be paid in a lump sum distribution within one year of the Beneficiary’s death to the estate of the Beneficiary.

11.5	Proof of Death and Right of Beneficiary or Other Person

The Benefits Administration Committee may require and rely on such proof of death and such evidence of the right of any Beneficiary or other person to receive the undistributed value of the Accounts of a deceased Member, Deferred Member or Beneficiary as the Benefits Administration Committee may deem proper, and its determination of death and of the right of such Beneficiary or other person to receive payment shall be conclusive. Payment to any Beneficiary shall be final and fully satisfy and discharge the obligation of the Plan with respect to any and all Accounts of a deceased Member or Deferred Member.

In the event of a dispute regarding the account of a deceased Member or Deferred Member, the Benefits Administration Committee may make a final determination, or initiate or participate in any action or proceeding as may be necessary or appropriate to determine any Beneficiary under the Plan.

During the pendency of any action or proceeding, the Benefits Administration Committee may deposit an amount equal to the disputed payment with the court and such deposit shall relieve the Plan of all of its obligations with respect to any such disputed Accounts. Alternatively the Benefits Administration Committee, at its discretion, may direct any disputed accounts be invested in the Stable Value Fund or such other as designated by the PFTIC pending the resolution of any dispute regarding a deceased Member’s or Deferred Member’s Accounts.

11.6	Completion of Appropriate Notice.

Except as provided in this Section, if the value of a Member’s Vested Share exceeds $5,000, an election by the Member or Deferred Member (for this purpose Deferred Member does not include a spouse Beneficiary) to receive a distribution prior to age 65 shall not be valid unless the written election is made after the Member or Deferred Member has received the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. Such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
(a)	the Benefits Administration Committee clearly informs the Member that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(b)	the Member, after receiving the notice under Sections 411 and 417 of the Code, affirmatively elects a distribution.
The Benefits Administration Committee may permit any notices to be given electronically, in accordance with procedures to be established in the Benefits Administration Committee’s sole discretion.

11.7	Restoration of Prior Forfeiture
(a)	On Rehire

If a Member’s employment is terminated other than by Retirement or Disability and as a result of such termination a portion of his Account is forfeited, such amount shall be subsequently restored to his Accounts provided:
(i)	he is reemployed by the Company or an Associated Company before he incurs a Break in Service; and

(ii)	if he received a distribution from the Plan subsequent to his Termination of Employment, he repays the full amount of his Company Matching Account and Company Floor Account that was distributed to him.
(b)	On Rehire of Deferred Member

If a Deferred Member whose employment is terminated other than by Retirement or Disability and as a result of such termination an amount to his credit was forfeited under this Plan or the Pre-Distribution ITT Plan, such amount shall be subsequently restored to his Accounts, without adjustment for earnings during the period from the time of termination to the date of restoration, provided he is reemployed by the Company or an Associated Company before he incurs a Break in Service. Such restoration shall be made as of the Valuation Date next following the date the Savings Plan Administrator or its designee is informed of the Deferred Member’s reemployment. Such restored amounts shall be invested in accordance with the Member’s current investment election under the provisions of Section 7.2. The extent to which the Member earns a Vested Share in amounts restored under this Section 11.7(b) shall be determined under Section 5.4 and Article 6.

11.8	Direct Rollover of Certain Distributions

Notwithstanding any other provision of this Plan, with respect to any withdrawal or distribution from this Plan pursuant to Article 9 or this Article 11 which is determined by the Savings Plan Administrator or its designee to be an “eligible rollover distribution,” the distributee may elect, at the time and in a manner prescribed by the Benefits Administration Committee for such purpose, to have the Plan make a “direct rollover” of all or part of such withdrawal or distribution to a maximum of two “eligible retirement plans” which accept such rollover. The following definitions apply to the terms used in this Section 11.8:
(a)	“Distributee” means:
(i)	a Member or Deferred Member;

(ii)	a Member’s or Deferred Member’s spouse Beneficiary;

(iii)	a Member’s or Deferred Member’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code with regard to the interest of the spouse or former spouse; and

(iv)	a nonspouse Beneficiary.
(b)	“Eligible rollover distribution” is any withdrawal or distribution of all or any portion of an individual’s vested account balance owing to the credit of a distributee, except that the following distributions shall not be eligible rollover distributions:
(i)	any distribution that is one of a series of substantially equal periodic payments made for the life or life expectancy of the distributee, or for a specified period of ten years or more;

(ii)	any distribution required under Section 401(a)(9) of the Code;

(iii)	after-tax amounts (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless such amount is rolled over or transferred (i.e., directly rolled) to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a Roth individual retirement account described in Section 408A(b) of the Code; or transferred (i.e., directly rolled) to a qualified plan described in Section 401(a) of the Code or to an annuity plan described in Section 403(b) of the Code provided such plan agrees to separately account for such after-tax amount and earnings thereon;

(iv)	any in-service withdrawal that is made on account of hardship; and

(v)	any other distribution that is not an eligible rollover distribution under the Code or regulations thereunder.
(c)	“Eligible retirement plan” means any of the following types of plans that accept the distributee’s eligible rollover distribution:
(i)	a qualified plan described in Section 401(a) of the Code;

(ii)	an annuity plan described in Section 403(a) of the Code;

(iii)	an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code, respectively;

(iv)	an annuity contract described in Section 403(b) of the Code;

(v)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and

(vi)	a Roth IRA described in Section 408A of the Code
Notwithstanding the foregoing, with respect to a non-spouse Beneficiary, as defined in (a)(iv) above, an eligible retirement plan will only be an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a Roth individual retirement account described in Section 408A(b) of the Code (collectively, “IRA”) that is established on behalf of the non-spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Sections 402(c)(11) and 408(d)(3)(C)(ii) of the Code.

(d)	“Direct rollover” means a payment by the Plan directly to the eligible retirement plan specified by the distributee in cash and/or shares.
In the event that the provisions of this Section 11.8 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section 11.8 or applicable part thereof shall be of no further force or effect without necessity of further amendment of the Plan.

11.9	Elective Transfers From Plan

The Accounts of a Member or Deferred Member shall be eligible for an elective transfer to a like transferee employee plan in connection with an asset or stock acquisition, merger, or other similar transaction involving a change in employer of the Member or Deferred Member (i.e., an acquisition or disposition within the meaning of Treasury Regulation Section 1.410(b)-2(f)) or, with the permission of the Benefits Administration Committee, in connection with the Member or Deferred Member’s transfer of employment to a different job for which service does not result in additional allocations under the Plan as set forth herein.
(a)	Elective Transfer. An elective transfer of a Member’s or Deferred Member’s Accounts between this Plan and another qualified plan maintained by a transferee shall be available only if the transfer meets the requirements of Section 414(l) of the Code and each of the following requirements have been met:
(i)	Voluntary Election
(A)	Member Election

The transfer must have been conditioned upon a voluntary, fully informed election by the Member or Deferred Member to transfer such Accounts to such transferee plan.

(B)	Benefit Retention Alternative

In making the voluntary election provided for in this section, the Member or Deferred Member shall have had the option of retaining such Member’s or Deferred Member’s Accounts (including all optional forms of benefit) under this Plan. Restrictions may apply to the Member’s or Deferred Member’s Accounts as set forth in the applicable Appendices.

(C)	Spousal Election

If Sections 401(a)(11) and 417 of the Code otherwise apply to the Accounts, the spousal consent requirements of such section must have been met with respect to the transfer of benefits.

(D)	Notice Requirement

The notice requirement under Section 417 of the Code, if applicable, must have been met with respect to the Member or Deferred Member and spousal transfer election.
(ii)	Amount of Benefit Transferred

The amount of the Accounts transferred, including the amount of any contemporaneous Section 401(a)(31) of the Code transfer to the transferee plan, must have equaled the entire balance of Accounts under the Plan of the Member or Deferred Member whose Accounts are being transferred.

(iii)	Benefit Under the Transferee Plan

An elective transfer may be permitted even if the Member’s or Deferred Member’s Accounts are not fully vested, provided that the requirements of Section 411(a)(10) of the Code are satisfied by the transferee employee plan.
(b)	Status of Elective Transfer as Distribution

The transfer of Accounts pursuant to the elective transfer rules of this Section generally is not treated as a distribution for purposes of Section 401(a) of the Code (except to the extent the Member is eligible to receive a full distribution of his Accounts under this Plan on the date of the transfer). In all cases, however, the transfer is not treated as a distribution for purposes of the minimum distribution requirements of Section 401(a)(9) of the Code.
11.10	Elective Transfer to Plan

The Plan shall accept elective transfers from plans qualified under Section 401(a) of the Code that result from an asset or stock acquisition, merger, or other similar transaction involving a change in employer of the Employee (i.e., an acquisition or disposition within the meaning of Treasury Regulation Section 1.410(b)-2(f)) or, with the permission of the Benefits Administration Committee, in connection with the Employee’s transfer of employment to a different job for which service does not result in additional allocations under the Plan, provided that the elective transfer meets the requirements of Section 414(l) of the Code and Treasury Regulation Section 1.411(d)-(4), Q&A-3.

11.11	Minimum Required Distributions

Notwithstanding any other provision of this Article 11, all distributions from the Plan shall conform to the requirements of Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Distributions under this Article 11 shall meet the requirements of Treasury Regulation Sections 1.401(a)(9)-2 through 1.401(a)(9)-9. Such requirements shall be administered in accordance with the regulations issued under Section 401(a)(9) of the Code, as follows:
(a)	The portion of any distribution that constitutes a required minimum distribution under Section 401(a)(9) of the Code shall be the lesser of:
(i)	the quotient obtained by dividing the Member’s Accounts by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(ii)	if the Member’s sole designated beneficiary for the distribution calendar year is the Member’s spouse, and the spouse is more than ten years younger than the Member, the quotient obtained by dividing the Member’s Accounts by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Member’s and spouse’s attained ages as of the Member’s and the spouse’s birthdays in the distribution calendar year.
The provisions of Section 401(a)(9) of the Code and the regulations thereunder shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

(b)	For purposes of paragraph (a) above, the following definitions apply:
(i)	“Designated beneficiary” means the individual who is designated as the Beneficiary and is the designated beneficiary under Section 401(a)(9) of the Code and applicable Treasury Regulations. In the event a trust is designated as the beneficiary of the Member, the beneficiaries of the trust shall be deemed designated beneficiaries provided the applicable requirements set forth in Treasury Regulation Section 1.401(a)(9)-4 are met.

(ii)	“Distribution calendar year” means a calendar year for which a minimum distribution is required. For a Member who is a 5-percent owner in active service, the first distribution calendar year is the calendar year in which the Member attains age 70 1/2. For a Member who is not a 5-percent owner, the first distribution calendar year is the later of the calendar year in which the Member attains age 70 1/2 or the year in which the Member terminates employment.

(iii)	“Life expectancy” means life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9, Q & A-1.

(iv)	“Member’s Accounts” means the balance of the Member’s Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (“valuation calendar year”) increased by the amount of contributions made and allocated or forfeitures allocated to the Member’s Accounts as of dates in the valuation calendar year after such last Valuation Date and decreased by distributions made in the valuation calendar year after such last Valuation Date. The Member’s Accounts for the valuation calendar year include any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(c)	Notwithstanding anything in the Plan to the contrary, the following special rules applied with respect to required minimum distributions for the 2009 distribution calendar year:
(i)	A Member, Deferred Member or Beneficiary who would have been required to receive a required minimum distribution for the 2009 distribution calendar year but for the enactment of Section 401(a)(9)(H) of the Code (a “2009 RMD”) and who would have satisfied that requirement by receiving a distribution equal to only the 2009 RMD did not receive that 2009 RMD unless such Member, Deferred Member or Beneficiary chose to receive such distribution. All affected Members, Deferred Members and Beneficiaries were given the opportunity to elect to receive their 2009 RMDs.

(ii)	A Member, Deferred Member or Beneficiary who would have been required to receive a 2009 RMD and who would have satisfied that requirement by receiving:
(A)	a total distribution;

(B)	a distribution that was one or more payments in a series of substantially equal distributions (that included the 2009 RMD) made at least annually and expected to last for the life (or life expectancy) of the Member, Deferred Member or Beneficiary;

(C)	a distribution that was one or more payments in a series of substantially equal distributions (that included the 2009 RMD) made at least annually and expected to last for the joint lives (or joint life expectancies) of the Member, Deferred Member or Beneficiary and the Member’s, Deferred Member’s or Beneficiary’s designated beneficiary; or

(D)	a distribution that was one or more payments in a series of substantially equal distributions (that included the 2009 RMD) made for a period of at least 10 years received that distribution for the 2009 distribution calendar year.

(iii)	Notwithstanding Section 11.8(b) and solely for purposes of applying the direct rollover provisions of the Plan, a 2009 RMD was not treated as an eligible rollover distribution.

ARTICLE 12
MANAGEMENT OF FUNDS
12.1	PFTIC

The PFTIC shall be responsible for the management of the assets of the Plan, except as otherwise expressly provided herein.
(a)	The PFTIC shall have the authority, powers, and responsibilities delegated and allocated to it in the ITT Salaried Retirement Plan, including, but not limited to, the authority to appoint and provide for use of investment managers, and to establish one or more Trusts for the Plan pursuant to trust instruments approved or authorized by the PFTIC. In discharging its responsibility, the PFTIC shall evaluate and monitor the investment performance of the investment managers and the Trustee.

(b)	All the funds of the Plan shall be held by the Trustee appointed by the PFTIC, in trust under a trust instrument adopted, or as amended, by the PFTIC for use in providing the benefits of the Plan and paying any Plan expenses not paid directly by the Company; provided, however, that the PFTIC may, in its discretion, also enter into any type of contract with any insurance company or companies selected by it for providing benefits under the Plan.
The PFTIC is designated a named fiduciary of the Plan within the meaning of Section 402(a) of ERISA.

12.2	Trust Fund

All the funds of the Plan shall be held by a Trustee appointed from time to time by the PFTIC in one or more trusts under a trust instrument or instruments approved or authorized by the PFTIC for use in providing the benefits of the Plan; provided that no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members, Deferred Members and Beneficiaries.

12.3	Benefit Statements

A Member and a Deferred Member (or, in the event of the death of the Member or Deferred Member, a Beneficiary) shall be furnished with a statement setting forth the value of his Accounts, the Vested Share and such other information as required under Section 105(a) of ERISA. Such statement shall be furnished in the time and manner prescribed by Section 105(a) of ERISA and related guidance thereto.

12.4	Fiscal Year

The fiscal year of the Plan and the Trust shall end on the 31st day of December of each year or at such other date as may be designated by the PFTIC.

ARTICLE 13
ADMINISTRATION OF PLAN
13.1	Appointment of Benefits Administration Committee

The Benefit Administration Committee shall be the Benefits Administration Committee established from time to time pursuant to the terms of the Exelis Salaried Retirement Plan.

13.2	Powers of Benefits Administration Committee.
(a)	The Benefits Administration Committee is designated a named fiduciary within the meaning of Section 402(a) of ERISA and shall have authority and responsibility for general supervision of the administration of the Plan. For purposes of the regulations under Section 404(c) of ERISA, the Benefits Administration Committee shall be the designated fiduciary responsible for safeguarding the confidentiality of all information relating to the purchase, sale and holding of employer securities and the exercise of shareholder rights appurtenant thereto. The Benefits Administration Committee shall safeguard such information pursuant to written procedures providing for such confidentiality. In addition, for purposes of avoiding any situation for undue employer influence in the exercise of any shareholder rights, the Benefits Administration Committee shall appoint an independent fiduciary, who shall not be affiliated with any sponsor of the Plan, to ensure the maintenance of confidentiality pursuant to the regulations under Section 404(c) of ERISA.

(b)	The Benefits Administration Committee shall have total and complete discretion to interpret the Plan, including, but not limited to, the discretion to (i) decide all questions arising in the administration, interpretation and application of the Plan including the power to construe and interpret the Plan; (ii) decide all questions relating to an individual’s eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; (iii) decide all facts relevant to the determination of eligibility for benefits or participation; and (iv) determine the amount, form and timing of any distribution to be made hereunder. In making its decisions, the Benefits Administration Committee shall be entitled to, but need not rely upon, information supplied by a Member, Deferred Member, Beneficiary, or representative thereof. The Benefits Administration Committee shall establish such policies, rules and regulations as it may deem necessary to carry out the provisions of the Plan and transactions of its business, including, without limitation, such rules and regulations which may become necessary with respect to loans and any defaults thereof. The Benefits Administration Committee may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as it shall deem necessary to carry out the purposes of the Plan. The Benefits Administration Committee’s decisions in such matters shall be binding and conclusive as to all parties.

(c)	The members of the Benefits Administration Committee shall elect a Chairman from their number and a Secretary who may be, but need not be, one of the members of the Benefits Administration Committee; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel and employ agents and such clerical and accounting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties hereunder as they in their sole discretion decide.

(d)	The Benefits Administration Committee may also delegate to any other person or persons the authority and responsibility of administering the Plan including, but not limited to, telephone access by voice response or representatives, and completing Plan transactions using forms or by other means, in accordance with the provisions of the Plan and any policies which, from time to time, may be established by the Benefits Administration Committee.
13.3	Meetings

The Benefits Administration Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

13.4	Action by Benefits Administration Committee

The action of at least a majority of the members of the Benefits Administration Committee expressed from time to time, by a vote at a meeting or in writing without a meeting, shall constitute the action of the Benefits Administration Committee and shall have the same effect for all purposes as if assented to by all members of the Benefits Administration Committee at that time in office.

13.5	Compensation

No member of the Benefits Administration Committee shall receive any compensation from the Plan for his services as such and, except as required by law, no bond or other security shall be required of him in such capacity in any jurisdiction.

13.6	Plan Assets

The Trustee shall be appointed by the PFTIC and shall enter into an agreement with the PFTIC for the purpose of investing and reinvesting contributions designated for the Exelis Stock Fund or other assets of the Plan as provided in Article 12. The PFTIC shall provide for the investing and reinvesting of contributions in designated investment funds as required herein. All benefits to which a Member or Beneficiary may be entitled from the Plan will be paid at the direction of the Benefits Administration Committee.

13.7	Powers and Duties

The powers and duties of the Benefits Administration Committee, PFTIC and the Trustee with respect to each group’s responsibilities under the Plan shall be specified herein or in a separate trust agreement.

13.8	Records

The Benefits Administration Committee shall see that books of account are kept which show all receipts and disbursements and a complete record of the operation of the Plan, including records of each Member’s Account.

13.9	Claims

When any individual claim for benefits is denied in whole or in part, such denial shall be handled under the claims and appeals procedures established by the Benefits Administration Committee.

ARTICLE 14
AMENDMENT AND TERMINATION
14.1	Amendment of Plan

The Board of Directors or its delegate reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment (a) shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, Deferred Members and Beneficiaries; or (b) shall increase the duties of the Trustee without its consent thereto in writing, other than to comport with changes in the Code, ERISA or the rules thereunder. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Member or Deferred Member with respect to contributions made on his behalf prior to the date of such amendment.

However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. Except to the extent permitted under Section 411(d)(6) of the Code and regulations issued thereunder, no amendment shall be made which has the effect of decreasing the balance of the Accounts of any Member or of reducing the nonforfeitable percentage of the balance of the Accounts of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted, or if later, the date on which the amendment becomes effective. In addition, no amendment shall be made that has the effect of eliminating or restricting an optional form of benefit to the extent it is protected under Section 411(d)(6) of the Code.

14.2	Termination of Plan
(a)	The Plan is entirely voluntary on the part of the Company. The Board of Directors reserves the right at any time to terminate the Plan, the trust agreement and the trust hereunder or to suspend, reduce or partially or completely discontinue contributions thereto. In the event of such termination or partial termination of the Plan or complete discontinuance of contributions, the interests of Members and Deferred Members shall automatically become nonforfeitable.

(b)	In the event of such termination or partial termination or complete discontinuance, any forfeitures not previously applied in accordance with Section 5.5 shall be credited ratably to the Accounts of all Members and Deferred Members in proportion to the amounts of Company Matching Contributions made pursuant to Section 5.1 credited during the current calendar year, or, if no Company Matching Contributions have been made during the current calendar year, then in proportion to such Company Matching Contributions during the last previous calendar year during which such Company Matching Contributions were made.

(c)	Upon termination of the Plan, Before-Tax Savings, with earnings thereon, shall only be distributed to Members if (i) neither the Company nor an Associated Company establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Members in the form of a lump sum distribution (as defined in Section 402(e)(4)(D) of the Code, without regard to subclauses (I) through (IV) of clause (i) thereof). For purposes of this paragraph, a “successor defined contribution plan” is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code (“ESOP”) or a simplified employee pension as defined in Section 408(k) of the Code (“SEP”)) which exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2 percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Company or an Associated Company (other than an ESOP or a SEP, as herein defined) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan’s termination.
14.3	Merger or Consolidation of Plan

The Board of Directors or its delegate may, in its sole discretion, merge this Plan with another qualified plan or transfer a portion of the Plan’s assets or liabilities to another qualified plan, subject to any applicable legal requirement. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member, Deferred Member, or Beneficiary under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

ARTICLE 15
TENDER OFFER
15.1	Applicability

The provisions of this Article 15 shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of a class of Exelis Stock held by the Trustee hereunder (herein jointly and severally referred to as a “tender offer”). As to any tender offer, each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) shall have the right to determine confidentially whether shares held subject to the Plan will be tendered.

15.2	Instructions to Trustee

In the event a tender offer for Exelis Stock is commenced, the Benefits Administration Committee, promptly after receiving notice of the commencement of such tender offer, shall transfer certain of its recordkeeping functions to an independent recordkeeper. The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Members and Deferred Members (or Beneficiary in the event of the death of the Member or Deferred Member) in connection with the tender offer. The Trustee may not take any action in response to a tender offer except as otherwise provided in this Article 15. Each Member is, for all purposes of this Article 15, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA with respect to the shares of Exelis Stock allocated to his Accounts, determined as herein described. An individual’s proportionate share of the Exelis Stock Fund as to which he holds fiduciary status for purposes of responding to a tender or exchange offer shall be determined at the time such fiduciary rights are exercisable by multiplying the number of shares credited at that time to the Exelis Stock Fund by a fraction, the numerator of which is the value (as of the Valuation Date designated by the Benefits Administration Committee for this purpose) of that part of the Member’s Accounts invested in the Exelis Stock Fund and the denominator of which is the aggregate value of all amounts allocated to the Exelis Stock Fund. Each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Exelis Stock allocated to any such individual’s Accounts in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Article 15, provided, however, that such directions shall be confidential and shall not be divulged by the Trustee or independent recordkeeper to the Company or to any director, officer, employee or agent of the Company, it being the intent of this provision of Section 15.2 to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Member, Deferred Member or Beneficiary. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe. The confidentiality provision of this Section shall likewise apply to the directions given to, and actions taken by, the Trustee pursuant to Section 15.5.

15.3	Trustee Action on Member Instructions

The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Exelis Stock allocated to the Member’s, Deferred Member’s or Beneficiary’s Accounts with respect to which it has received directions to do so under this Article 15 or as provided in Section 15.5. The proceeds of a disposition directed by a Member, Deferred Member or Beneficiary from his Accounts under this Article 15 shall be allocated to such individual’s Accounts and be governed by the provisions of

Section 15.5 or other applicable provisions of the Plan and the trust agreements established under the Plan.

15.4	Action With Respect to Members Not Instructing the Trustee or Not Issuing Valid Instructions

To the extent to which Members, Deferred Members and Beneficiaries do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Exelis Stock allocated to their Accounts, such individuals shall be deemed to have directed the Trustee that such shares remain invested in Exelis Stock subject to all provisions of the Plan, including Section 15.5 and the trust agreements established under the Plan.

15.5	Investment of Plan Assets after Tender Offer

To the extent possible, the proceeds of a disposition of Exelis Stock in an individual’s Accounts shall be reinvested in Exelis Stock by the Trustee as expeditiously as possible in the exercise of the Trustee’s fiduciary responsibility and shall otherwise be held by the Trustee subject to the provisions of the trust agreement, the Plan and any applicable note or loan agreement. In the event that Exelis Stock is no longer available to be acquired following a tender offer, the Company may direct the substitution of new employer securities for the Exelis Stock or for the proceeds of any disposition of Exelis Stock. Pending the substitution of new employer securities or the termination of the Plan and trust, the Trust Fund shall be invested in such securities as the Trustee shall determine; provided, however, that, pending such investment, the Trustee shall invest the cash proceeds in short-term securities issued by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participations therein and interim collective or common investment funds.

ARTICLE 16
GENERAL AND ADMINISTRATIVE PROVISIONS
16.1	Relief from Liability

The Plan is intended to constitute a Plan as described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1. The Plan fiduciaries are relieved of any liability for any losses that are the direct and necessary result of investment instructions given by any Member, Deferred Member or Beneficiary.

16.2	Payment of Expenses
(a)	Direct charges and expenses arising out of the purchase or sale of securities and taxes levied on or measured by such transactions, and any investment management fees, with respect to any Investment Fund, may be paid in part by the Company. Any such charges, expenses, taxes and fees not paid by the Company shall be paid from the Investment Fund with respect to which they are incurred.

(b)	An annual charge to the Trust Fund of up to 0.25% of the market value of the assets held by such Trust Fund may be charged and applied to satisfy expenses incurred in conjunction with Plan administration, including, but not limited to, Trustee, recordkeeping, and audit fees; the Company shall pay all other expenses reasonably incurred in administering the Plan, including expenses of the Benefits Administration Committee, the PFTIC and the Trustee, such compensation to the Trustee as from time to time may be agreed between the PFTIC and Trustee, fees for legal services, any investment management fees not paid pursuant to Section 16.2(a), and all taxes, if any.
16.3	Source of Payment

Benefits under the Plan shall be payable only out of the Trust Fund, and the Company shall not have any legal obligation, responsibility or liability to make any direct payment of benefits under the Plan. Neither the Company nor the Trustee guarantees the Trust Fund against any loss or depreciation or guarantees the payment of any benefit hereunder. No person shall have any rights under the Plan with respect to the Trust Fund, or against the Company, except as specifically provided for herein.

16.4	Inalienability of Benefits

Except as specifically provided in the Plan or as Section 401(a)(13) of the Code or other applicable law may otherwise require or as may be required under the terms of a qualified domestic relations order, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempts so to do shall be void, nor shall any such benefit be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the person entitled to such benefit; and in the event that the Benefits Administration Committee shall find that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of the benefits under the Plan of any Member, Deferred Member or Beneficiary who is or may become entitled to benefits hereunder, except as specifically provided in the Plan or as applicable law may otherwise require, then such benefit shall cease and terminate, and in that event the Benefits Administration Committee shall hold or apply the same to or for the benefit of such Member, Deferred Member or Beneficiary who is or may become entitled to benefits hereunder, his spouse, children, parents or other blood relatives, or any of them.

A Member’s benefit under the Plan shall be offset or reduced by the amount the Member is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

A Member’s benefit under the Plan shall be distributed as required because of the enforcement of a federal tax levy made pursuant to Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

16.5	No Right to Employment

Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of the Company.

16.6	Inability to Locate Member or Beneficiary

Notwithstanding the foregoing, if the Benefits Administration Committee is unable to locate any person to whom a payment is due under the Plan or any person fails to present a check for payment in a timely manner, the amount due such person shall be forfeited at such time as the Benefits Administration Committee shall determine in its sole discretion and pursuant to nondiscriminatory rules established for that purpose (but in all events prior to the time such payment would otherwise escheat under any applicable State law). If, however, such a person later files a claim for such payment before the Plan is terminated, the benefit will be reinstated and payment made without any interest earned thereon.

16.7	Uniform Action

Action by the Benefits Administration Committee shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which will discriminate in favor of any Members who are Highly Compensated Employees.

16.8	Headings

The headings of the sections in this Plan are placed herein for convenience of reference and in the case of any conflict, the text of the Plan, rather than such headings, shall control.

16.9	Use of Pronouns

The masculine pronouns as used herein shall be equally applicable to both men and women, and words used in the singular are intended to include the plural, whenever appropriate.

16.10	Construction

The Plan shall be construed, regulated and administered in accordance with the laws of the State of New York, subject to the provisions of applicable federal laws.

ARTICLE 17
TOP-HEAVY PROVISIONS
17.1	Definitions

The following definitions apply to the terms used in this Section:
(a)	“applicable determination date” means the last day of the preceding Plan Year;

(b)	“top-heavy ratio” means the ratio of (i) the value of the aggregate of the Accounts under the Plan for key employees to (ii) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

(c)	“key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company or Associated Company having Statutory Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Company or Associated Company, or a 1-percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Company or Associated Company having Statutory Compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder;

(d)	“non-key employee” means any Employee who is not a key employee;

(e)	“applicable Valuation Date” means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan Year;

(f)	“required aggregation group” means any other qualified plan(s) of the Company or an Associated Company (including plans that terminated within the five-year period ending on the applicable determination date) in which there are Members who are key employees or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

(g)	“permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Company or an Associated Company in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.
17.2	Determination of Top Heavy Status

For purposes of this Section, the Plan shall be “top-heavy” with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 5 of this Plan, and shall take into account any contributions made after the applicable Valuation Date but before the last day of the Plan Year in which the applicable Valuation Date occurs. The determination of whether the Plan is top-heavy is subject to the following:

(a)	the Accounts under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group and, in the Company’s discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group;

(b)	the Accounts for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date;

(c)	distributions under any plan that terminated within the five-year period ending on the applicable determination date shall be taken into account if such plan contained key employees and, therefore, would have been part of the required aggregation group; and

(d)	if an individual has not performed services for the Company or an Associated Company at any time during the one-year period ending on the applicable determination date, such individual’s accounts and the present value of his or her accrued benefits shall not be taken into account.
17.3	Minimum Requirements

For any Plan Year with respect to which the Plan is top-heavy, an additional Company contribution shall be allocated on behalf of each Member (or each Employee eligible to become a Member) who is not a “key employee,” and who has not separated from service as of the last day of the Plan Year, to the extent that the amounts allocated to his Accounts as a result of contributions made on his behalf under Sections 5.1 and 5.2 for the Plan Year would otherwise be less than 3% of his Statutory Compensation. However, if the greatest percentage of Statutory Compensation contributed on behalf of a key employee under Sections 4.1, 5.1, and 5.2 for the Plan Year (disregarding any contributions made under Section 5.7 for the Plan Year) would be less than 3%, such lesser percentage shall be substituted for “3%” in the preceding sentence. Notwithstanding the foregoing provisions of this Section 17.3, no minimum contribution shall be made with respect to a Member, or an Employee who is eligible to become a Member, if the required minimum benefit under Section 4l6(c)(1) of the Code is provided by the Exelis Salaried Retirement Plan or any other qualified defined benefit plan of the Company or an Associated Company.

ARTICLE 18
QUALIFIED DOMESTIC RELATIONS ORDERS
18.1	Applicability of Article

The Benefits Administration Committee shall apply the provisions of this Article with regard to a Domestic Relations Order (as defined below) to the extent not inconsistent with Section 414(p) of the Code.

18.2	Establishment of Procedures

The Benefits Administration Committee shall establish procedures, consistent with Section 414(p) of the Code, to determine the qualified status of any Domestic Relations Order (as defined below), to administer distributions under any Qualified Domestic Relations Order (as defined below), and to provide to the Member and the Alternate Payee(s) (as defined below) all notices required under Section 414(p) of the Code with respect to any Domestic Relations Order. Such procedures shall be binding on all Members and Alternate Payees.

18.3	Determination of Qualified Domestic Relations Order Status

Within a reasonable period of time after the receipt of a certified copy of a Domestic Relations Order (or any modification thereof), the Benefits Administration Committee or its designee shall determine whether such order is a Qualified Domestic Relations Order. The Benefits Administration Committee shall have full and complete discretion to determine whether a domestic relations order constitutes a qualified domestic relations order and whether the Alternate Payee otherwise qualifies for benefits hereunder.

18.4	Establishment of Segregated Accounts and Payment Procedures
(a)	Separate Account for Deferred Amounts

If a Domestic Relations Order has been determined to be a Qualified Domestic Relations Order in accordance with Section 18.3, a separate account for the benefits of the Alternate Payee named in such order shall be established.

(b)	Temporary Holding Account

If, during any period in which the issue of (i) whether a Domestic Relations Order is a Qualified Domestic Relations Order, or (ii) whether a proposed Domestic Relations Order would, if it were perfected as a Domestic Relations Order, be a Qualified Domestic Relations Order is being determined (by the Benefits Administration Committee, by a court of competent jurisdiction, or otherwise), the Alternate Payee would be entitled to any payment if the order has been determined to be a Qualified Domestic Relations Order, the Benefits Administration Committee shall separately account for, and may cause to be segregated in a separate account, all amounts which would have been payable to any Alternate Payee during such period if such order had been determined to be a Qualified Domestic Relations Order.

(c)	Payment from Temporary Holding Account in Certain Cases

If, by the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a Domestic Relations Order, either it has been determined that a Domestic Relations Order is not a Qualified Domestic Relations Order or the issue as to whether such order is a Qualified Domestic Relations Order has not been resolved, the Benefits Administration Committee shall cause to be paid all amounts which have been segregated (or separately accounted for) by reason of such order pursuant to paragraph (b) above, including any earnings having accrued thereon, to the person or persons who would have been entitled to such amounts if there had been no order. Notwithstanding the preceding sentence, if the Member or his or her Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such amounts, including all earnings having accrued thereon, shall be restored to the Member’s Accounts and invested in accordance with the investment election most recently submitted by the Member pursuant to Section 7.4.

(d)	Payment from Separate Account and Temporary Holding Account to Alternate Payee of Order if Determined to be a Qualified Domestic Relations Order

If a Domestic Relations Order (or any modification thereof) is determined to be a Qualified Domestic Relations Order, the Benefits Administration Committee shall instruct the Trustee to apply, on a prospective basis, the terms and provisions of such Qualified Domestic Relations Order, and, in the event any amounts were segregated (or separately accounted for) by reason of such order pursuant to paragraph (b) above, the Benefits Administration Committee shall cause to be paid in accordance with the provisions of the Plan all amounts which have been so segregated (and have not been released pursuant to paragraph (c)) (or separately accounted for), including any earnings having accrued thereon, to the Alternate Payee(s) entitled thereto.
18.5	Subsequent Determination or Order to be Applied Prospectively

If a determination is made after the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a Domestic Relations Order that such order (or any modification thereof) is a Qualified Domestic Relations Order, such order shall be applied prospectively only.

18.6	Withdrawals, Distributions and Loans by or to Members.
(a)	Withdrawals and Distributions

A Member or Deferred Member shall not be permitted to withdraw from the Plan, nor shall there be distributed to a Member or Deferred Member, any amounts being held in a segregated account by reason of a Domestic Relations Order.

(b)	Loans

In determining the maximum amount of any loan to a Member pursuant to Article 10, the Benefits Administration Committee shall not include any portion of the Member’s Vested Share being held in a segregated account (or being separately accounted for) by reason of a Domestic Relations Order.

18.7	Earliest Commencement Date

A Domestic Relations Order shall not fail to be a Qualified Domestic Relations Order merely because it provides for distribution to the Alternate Payee prior to the Member’s Termination of Employment. Notwithstanding anything herein to the contrary, if the amount payable to the Alternate Payee under the Qualified Domestic Relations Order is less than $5,000, such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $5,000, it may be paid as soon as practicable following the qualification of the order if the Qualified Domestic Relations Order so provides and the Alternate Payee consents thereto; otherwise, it may not be payable before the earliest of the Member’s Termination of Employment, the time such amount could otherwise be withdrawn under the terms of this Plan, or the Member’s attainment of age 50.

18.8	Definitions

For purposes of this Article:
(a)	Alternate Payee shall mean any spouse, former spouse, child or other dependent of a Member who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member.

(b)	Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which:
(i)	relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child, or other dependent of a Member; and

(ii)	is made pursuant to a state domestic relations law (including a community property law).
(c)	Qualified Domestic Relations Order shall mean a Domestic Relations Order which meets the requirements of Section 414(p)(1) of the Code.

APPENDIX A
This Appendix A shall apply solely to Members and Deferred Members who formerly participated in the Allis-Chalmers Savings Plan (the “Allis-Chalmers Plan”) and with respect to whom assets were transferred to the ISP from the Allis-Chalmers Plan. All service recognized under the Allis-Chalmers Plan for purposes of eligibility to participate and vesting shall be recognized hereunder as Service.
A.	Subject to Section 11.3 with respect to Vested Shares that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, upon incurring a Termination of Employment a Member or Deferred Member described above may elect to receive those amounts transferred from the Allis-Chalmers Plan to the ISP in the distribution forms described herein:
1.	In installments at intervals not more frequently than once per calendar quarter over a period of years not exceeding the joint life expectancy of the Member or Deferred Member and his spouse, as determined under Section 72 of the Code and the regulations thereunder.

2.	In installments at intervals not more frequently than once per calendar quarter over a period of years which does not extend beyond the Member’s or Deferred Member’s life expectancy, calculated as follows:
(i)	the fixed payment shall be determined annually at the time payments are to commence, and as of the first day of each succeeding Plan Year, by multiplying the amount transferred to the ISP from the Allis-Chalmers Plan by a fraction, the numerator of which is one, and the denominator is the Member’s or Deferred Member’s life expectancy as of the date of such determination, as determined under Section 72 of the Code and the regulations thereunder; and

(ii)	then dividing the amount determined under (i) above, by the number of payments to be paid to the Member or Deferred Member during that Plan Year.
3.	By purchasing an annuity contract for the benefit of the Member or Deferred Member from a legal reserve life insurance company selected by the Company. If the Member or Deferred Member is married, such annuity contract shall be in the form of a qualified joint and survivor annuity unless the Member or Deferred Member, with his spouse’s consent unless it is established to the satisfaction of the Benefits Administration Committee that the spouse cannot be located, elects another form of annuity contract and does not revoke such election within the 90-day period ending on the first day of the first period for which an amount is received as an annuity. Any election by a Member or Deferred Member to waive a qualified joint and survivor annuity must be in writing. The spouse’s consent must be in writing, must acknowledge the effect of such election and be witnessed by a notary public. A qualified joint and survivor annuity means an annuity for the life of the Member or Deferred Member with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the annuity which is payable during the joint lives of the Member or Deferred Member and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Member or Deferred Member.

The Member or Deferred Member shall, no less than 30 days and no more than 90 days prior to the first day of the first period for which an amount is received as an annuity, be provided a written explanation of (i) the terms and conditions of the qualified joint and survivor annuity; (ii) the Member’s or Deferred Member’s right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of the Member’s or Deferred Member’s spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity. If an annuity form other than a qualified joint and survivor annuity is elected hereunder, such annuity may not be in a form that will provide for payments over a period extending beyond either the life of the Member or Deferred Member (or the lives of the Member or Deferred Member and his designated Beneficiary) or the life expectancy of the Member or Deferred Member (or the life expectancy of the Member or Deferred Member and his designated Beneficiary), and such other forms available under the annuity contract shall be so designed as to provide that at least 50 percent of the reserve that would be required to provide payments to the Member or Deferred Member in the normal form under the Plan will be applied to him over his normal life expectancy.

The Company shall cause the contract to be assigned or delivered to the person or persons then entitled to payment under it. Before the assignment or delivery of an annuity contract, such contract shall be rendered nontransferable except by surrender to the issuing insurance company.

4.	A Member or Deferred Member may elect to receive the benefits to which this Appendix A applies in any combination of the forms enumerated herein.
B.	Subject to Section 11.3 with respect to Vested Shares that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, in the event a Member or Deferred Member dies before his benefit attributable to amounts transferred from the Allis-Chalmers Plan to the ISP, or any portion thereof, has been paid to him, the unpaid balance of such amount shall be paid to his designated Beneficiary as follows:
1.	If the beneficiary is an individual or individuals, the amount described in paragraph (B) above shall be paid to such Beneficiary in one of the methods described in paragraph (A) above, as elected by such Beneficiary. In the case of a Beneficiary who elects to receive installments or an annuity, payments thereunder shall not extend beyond the life expectancy of the Beneficiary.

2.	If the Beneficiary is other than an individual or individuals, the Member’s or Deferred Member’s benefit subject to this Appendix A shall be paid in a lump sum payment.
C.	Subject to Section 11.3 with respect to Vested Share that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, in the event a Member or Deferred Member dies after installments have commenced, the remainder of his distributable benefit will be paid to his Beneficiary in a single lump sum except that such Beneficiary may elect to receive such benefit in the installment forms described in paragraph (A) above. If the Beneficiary so elects, installments shall be over a period of years not exceeding the number of years that installments would have continued to be paid to the Member or Deferred Member had he lived, provided the Member or Deferred Member had been receiving installments under subsection (A)(1) and over a period of years which does not extend beyond the Member’s or Deferred Member’s life expectancy on the day before the date of his death, provided the Member or Deferred Member has been receiving installments under subsection (A)(2).

D.	Notwithstanding anything in this Appendix A to the contrary, single sum payments shall be made, installments shall commence, and annuity contracts shall be purchased not later than one year after the date of the Member’s or Deferred Member’s death. In the event a Beneficiary dies before he has received the entire amount payable to him under this Appendix A, the Beneficiary’s beneficiary shall be paid the balance of the amount payable hereunder in a single lump sum payment within one year of the Beneficiary’s death.

APPENDIX B
This Appendix B shall apply solely to Members and Deferred Members who formerly participated in the ITT Higbie Manufacturing Company Retirement Profit-Sharing Plan (the “Higbie Plan”) and with respect to whom assets and liabilities were transferred to the ISP from the Higbie Plan. All service recognized under the Higbie Plan for purposes of eligibility to participate and vesting were recognized under the ISP as Service.
A.	Subject to Section 11.3 with respect to Vested Shares that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, upon incurring a Termination of Employment after attaining age 50 and 10 years of Service or attaining age 65, a Member described above may elect to receive those amounts transferred from the Higbie Plan to the ISP in the distribution forms described herein. Such amounts shall commence, as selected by the Member, as of the earlier of the Valuation Date next following a Member’s Termination of Employment on or after his age 65 or any Valuation Date selected by the Member following the Member’s attainment of age 50 and 10 years of Service but prior to the Valuation Date next following his age 65:
1.	In approximately equal monthly or annual installments over a period not to exceed 10 years.

2.	By purchasing an annuity contract for the benefit of the Member or Deferred Member from a legal reserve life insurance company selected by the Company. If the Member elects to receive his benefits hereunder in the form of an annuity and if the Member is married on the date benefits commence, such annuity contract shall be in the form of a 50 percent qualified joint and survivor annuity unless the Member, with his spouse’s consent unless it is established to the satisfaction of the Benefits Administration Committee that the spouse cannot be located, elects another form of annuity contract and does not revoke such election within the 90-day period ending on the first day of the first period for which an amount is received as an annuity. Any election by a Member or Deferred Member to waive a qualified joint and survivor annuity must be in writing. The spouse’s consent must be in writing, must acknowledge the effect of such election and be witnessed by a notary public. A qualified joint and survivor annuity means an annuity for the life of the Member with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the annuity which is payable during the joint lives of the Member and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Member. In the event the Member elects to receive his benefit hereunder in the form of an annuity other than a joint and survivor annuity with his spouse as Beneficiary, the value of the benefit payable to the Member under the annuity shall never be less than 51 percent of the total value of the benefits payable under the annuity to the Member and his Beneficiary.

The Member shall, no less than 30 days and no more than 90 days prior to the first day of the first period for which an amount is received as an annuity, be provided a written explanation of (i) the terms and conditions of the qualified joint and survivor annuity; (ii) the Member’s or Deferred Member’s right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of the Member’s or Deferred Member’s spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity. If an annuity form other than a qualified joint and survivor annuity is elected hereunder, such annuity may not be in a form that will provide for payments over a period extending beyond either the life of the Member (or the lives of the Member and his designated Beneficiary) or the life expectancy of the Member (or the life expectancy of the Member and his designated Beneficiary), and such other forms available under the annuity contract shall be so designed as to provide that at least 50 percent of the reserve that would be required to provide payments to the Member in the normal form under the Plan will be will be applied to him over his normal life expectancy.
B.	In the event of the death of a Member or Deferred Member prior to commencing benefits hereunder, such benefit shall be paid to his Beneficiary as of the Valuation Date coincident with or next following the Member’s or Deferred Member’s date of death in a single sum payment or in installment payments, if the Member or Deferred Member has named one Beneficiary and has so elected, such amount shall be payable in 120 equal, as near as may be, monthly installments, with any funds remaining at the death of the Beneficiary to go to the Beneficiary’s estate in one lump sum, or if no Beneficiary survives the Member or Deferred Member, such amounts shall be payable to the Member’s or Deferred Member’s estate in a single lump sum. In either case, the Member or Deferred Member may name one or more contingent Beneficiaries to take in full at such Member’s or Deferred Member’s death in the event the primary Beneficiary or Beneficiaries have not survived the Member or Deferred Member.

C.	In the event of the death of a Member who is receiving installments pursuant to paragraph (A)(1) hereof and who has designated a Beneficiary to receive installment payments pursuant to paragraph (B) hereof, such Member’s installment payments shall continue until the July 31 next following the Member’s death and thereafter shall be payable pursuant to paragraph (B) above in 120 equal, as near as may be, monthly installments, with any amounts remaining at the death of the Beneficiary to go to the Beneficiary’s estate in a single lump sum.

APPENDIX C
This Appendix C shall apply solely to Members and Deferred Members who formerly participated in the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the “GM Plan”) and with respect to whom assets and liabilities were transferred to the ISP from the GM Plan. All service recognized under the GM Plan for purposes of eligibility to participate and vesting was recognized as Service under the ISP.
A.	Subject to Section 11.3 with respect to Vested Shares that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, upon incurring a Termination of Employment, a Member or Deferred Member described above may elect to receive those amounts transferred from the GM Plan to the ISP in the distribution forms described herein:
1.	In installment payments on a monthly, quarterly, semi-annual, or annual basis. Installments are to be paid in whole dollar amounts, with $1,200 as the minimum annual installment. A Member or Deferred Member may change the timing, amount, or discontinue installment payments. Installment payments will commence:
(i)	for monthly payments, the first of the month next following the month in which the Member’s or Deferred Member’s election is received by the Plan; and

(ii)	for quarterly, semi-annual, and annual payments, not sooner than the month next following the month in which the Plan receives the Member’s or Deferred Member’s election.
2.	A Member or Deferred Member who has incurred a Termination of Employment may elect to withdraw a portion of the amounts hereunder at any time, but no more frequently than once per calendar year. In addition to any partial withdrawal, a Member or Deferred Member may elect, at any time, to receive a complete distribution of the amounts with respect to which this Appendix C applies.
B.	A Member or Deferred Member shall be permitted to defer commencement of benefits hereunder until the April 1 next following the date such Member or Deferred Member attains age 70 1/2.

APPENDIX D
This Appendix D shall apply solely to Members and Deferred Members who formerly participated in the Goulds Pumps, Inc. Retirement Savings and Investment Plan (the “Goulds Plan”) and with respect to whom assets and liabilities were transferred to the ISP from the Goulds Plan. All service recognized under the Goulds Plan for purposes of eligibility to participate and vesting was recognized as Service under the ISP.
A.	Subject to Section 11.3 with respect to Vested Shares that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, upon incurring a Termination of Employment a Member or Deferred Member described above may elect to receive those amounts transferred from the Goulds Plan to the Plan in installment payments on a monthly or quarterly basis, as the Member elects, over a term certain. The maximum length of the term certain shall be the joint life expectancy of the Member and his designated beneficiary. If the installments are to be distributed over the life expectancy of the Member or the joint life of the Member and his Beneficiary, the life expectancy or joint life expectancies, as applicable of such persons shall be calculated at the time distributions commence and shall not thereafter be recalculated. The initial value of the obligation for the installment payments shall be equal to the amount of the Member’s Account balance. Distributions must satisfy the requirements of Section 401(a)(9)(G) of the Code.

APPENDIX E
This Appendix E shall apply solely to Members who are Deferred Members who were employed at ITT Automotive Brake Systems (“Brakes”) or at ITT Automotive Electrical Systems, Inc. (“ESI”).
A.	Each Member who was employed at Brakes as of September 25, 1998, the closing date of the sale of Brakes, was 100% vested in his Accounts as of such date.

B.	Each Member who was employed at ESI as of September 28, 1998, the closing date of the sale of ESI, was 100% vested in his Accounts as of such date.

C.	Effective September 25, 1998, a Member employed at Brakes was permitted, between September 25, 1998 and the date of the trust to trust transfer of his Accounts to the qualified retirement plan sponsored by Continental AG, to reallocate the investment of amounts in his Company Contribution Account into any other fund offered by the ISP, regardless of the age of the Member.

D.	Effective September 28, 1998, a Member employed at ESI was permitted, between September 28, 1998 and the date of the trust to trust transfer of his Accounts to the qualified retirement plan sponsored by Valeo,to reallocate the investment of amounts in his Company Contribution Account into any other fund offered by the ISP, regardless of the age of the Member. Amounts that were invested in the ITT Stock Fund on the date of the trust to trust transfer to the qualified retirement plan sponsored by Valeo were transferred in kind.

APPENDIX F
This Appendix F shall apply solely to individuals who were salaried employees of Water Pollution Control Corporation (“WPCC”).
A.	Each individual who was a salaried employee of WPCC on February 28, 1999 was an Employee for purposes of the ISP as of March 1, 1999.

B.	In accordance with the terms and conditions of the Stock Purchase Agreement for WPCC dated January 3, 1999, an individual who became an Employee of ITT Corporation on March 1, 1999 as a result of ITT Corporation’s acquisition of WPCC was credited with all uninterrupted service rendered by such salaried employee while employed by WPCC prior to March 1, 1999. Such service was credited solely for the purposes of determining eligibility and vesting under the ISP and only to the extent such service was credited by WPCC under a qualified retirement plan for these purposes.

APPENDIX G
This Appendix G shall apply solely to Members who are Deferred Members who were employed at Precision Die Casting (“PDC”), Pomona, or Palm Coast Utility (“PCUC”).
A.	Each Member who was employed at PDC as of March 13, 1998, was permitted to request an elective transfer to the ISP or a complete distribution through March 12, 2000. On or after March 13, 2000, such a Member was not be permitted to elect a transfer or distribution of his Accounts until the Member terminates employment with the buyer of PDC, dies or becomes Disabled. Effective March 13, 1998, such a Member also was not permitted to request a loan or a withdrawal (other than a full distribution prior to March 13, 2000) from his Accounts.

B.	Each Member who was employed at Pomona as of September 25, 1998, was permitted to request an elective transfer to the ISP or a complete distribution through September 24, 2000. On or after September 25, 2000, such a Member was not be permitted to elect a transfer or distribution of his Accounts until the Member terminates employment with the buyer of Pomona, dies or becomes Disabled. Effective September 25, 1998, such a Member also was not permitted to request a loan or a withdrawal (other than a full distribution prior to September 25, 2000) from his Accounts.

C.	Each Member who was employed at PCUC as of January 22, 1999, was permitted to request an elective transfer to the ISP or a complete distribution pursuant to Article 11 of his Accounts through January 21, 2001. On or after January 22, 2001, such a Member was not be permitted to elect a transfer or distribution of his Accounts until the Member terminates employment with the buyer of PCUC, dies or becomes Disabled. Effective January 22, 1999, such a Member also was not permitted to request a loan or a withdrawal (other than a full distribution prior to January 22, 2001) from his Accounts.